T. Rowe Price Family of Funds

T. Rowe Price Funds

100 East Pratt Street

Baltimore, MD 21202

Patricia B. Lippert

Secretary

February 28, 2006

An annual meeting of shareholders of the funds will be held on Wednesday, April 19, 2006, at 8:00 a.m., eastern time, in the offices of the funds, 100 East Pratt Street, Baltimore, MD 21202. The following matters will be considered and acted upon at that time:

Electing directors/trustees to serve on the Boards of the funds until the next annual meeting, if any, or until their successors shall have been duly elected and qualified;

Changing the investment objective for the GNMA Fund;

Simplifying the industry concentration fundamental policy for the High Yield, International Bond, New Income, and Short-Term Bond Funds and their Advisor and/or R classes;

Adopting a new industry concentration fundamental policy for Equity Index 500, Extended Equity Market Index, and Total Equity Market Index Funds; and Equity Index Portfolio; and

Transacting such other business as may properly come before the meeting and any adjournments thereof.

Only shareholders of record at the close of business on February 21, 2006, are entitled to notice of, and to vote at, this meeting or any adjournment thereof. The Boards of the funds recommend that you vote in favor of all the proposals.

PATRICIA B. LIPPERT

Notice of Annual Meeting of Shareholders

YOUR VOTE IS IMPORTANT
All funds (other than the Equity, Fixed Income, and International Series)
Shareholders are urged to designate their choice on the matters to be acted upon by using one of the following three methods: 1. Vote by Internet.* Read the proxy statement. Go to the proxy voting link found on your proxy card. Enter the control number found on your proxy card. Follow the instructions using your proxy card as a guide.2. Vote by telephone.* Read the proxy statement. Call the toll-free number found on your proxy card. Enter the control number found on your proxy card. Follow the recorded instructions using your proxy card as a guide.3. Vote by mail. Date, sign, and return the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States.Equity, Fixed Income, and International SeriesContractholders are urged to designate their choice on the matters to be acted upon by using the following method:1. Vote by mail. Date, sign, and return the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States.*If you vote by telephone or access the Internet voting site, your vote must be received no later than 12:00 a.m. eastern time on April 19, 2006.Your prompt response will help assure a quorum at the meeting and avoid the additional expense of further solicitation.

Annual Meeting of Shareholders — April 19, 2006

T. ROWE PRICE FAMILY OF FUNDS
(each a "fund" and collectively, the "funds")

T. Rowe Price Balanced Fund, Inc.
T. Rowe Price Blue Chip Growth Fund, Inc. and
its Advisor/R Classes
T. Rowe Price California Tax-Free Income Trust
consisting of its series:
California Tax-Free Bond Fund
California Tax-Free Money Fund
T. Rowe Price Capital Appreciation Fund and its
Advisor Class
T. Rowe Price Capital Opportunity Fund, Inc.
and its Advisor/R Classes
T. Rowe Price Corporate Income Fund, Inc.
T. Rowe Price Developing Technologies
Fund, Inc.
T. Rowe Price Diversified Mid-Cap Growth
Fund, Inc.
T. Rowe Price Diversified Small-Cap Growth
Fund, Inc.
T. Rowe Price Dividend Growth Fund, Inc. and
its Advisor Class
T. Rowe Price Equity Income Fund and
its Advisor/R Classes
T. Rowe Price Equity Series, Inc.
consisting of its series:
T. Rowe Price Blue Chip Growth Portfolio and
 its II Class
T. Rowe Price Equity Income Portfolio and its
 II Class
T. Rowe Price Equity Index 500 Portfolio
T. Rowe Price Health Sciences Portfolio and
 its II Class
T. Rowe Price Mid-Cap Growth Portfolio and
 its II Class
T. Rowe Price New America Growth Portfolio
T. Rowe Price Personal Strategy Balanced
 Portfolio
T. Rowe Price Financial Services Fund, Inc.
T. Rowe Price Fixed Income Series, Inc.
consisting of its series:
T. Rowe Price Limited-Term Bond Portfolio
 and its II Class
T. Rowe Price Prime Reserve Portfolio
T. Rowe Price Global Technology Fund, Inc.
T. Rowe Price GNMA Fund
T. Rowe Price Growth & Income Fund, Inc.
T. Rowe Price Growth Stock Fund, Inc. and its
Advisor/R Classes
T. Rowe Price Health Sciences Fund, Inc.
T. Rowe Price High Yield Fund, Inc. and
its Advisor Class
T. Rowe Price Index Trust, Inc.
consisting of its series:
T. Rowe Price Equity Index 500 Fund
T. Rowe Price Extended Equity Market Index
 Fund
T. Rowe Price Total Equity Market Index Fund
T. Rowe Price Inflation Protected Bond
Fund, Inc.
T. Rowe Price Institutional Equity Funds, Inc.
consisting of its series:
T. Rowe Price Institutional Large-Cap Core
 Growth Fund
T. Rowe Price Institutional Large-Cap Growth
 Fund
T. Rowe Price Institutional Large-Cap Value
 Fund
T. Rowe Price Institutional Mid-Cap Equity
 Growth Fund
T. Rowe Price Institutional Small-Cap Stock
 Fund
T. Rowe Price Institutional Income Funds, Inc.
consisting of its series:
T. Rowe Price Institutional Core Plus Fund
T. Rowe Price Institutional High Yield Fund
T. Rowe Price Institutional International
Funds, Inc.
consisting of its series:
T. Rowe Price Institutional Emerging Markets
 Equity Fund
T. Rowe Price Institutional Foreign Equity Fund

(continued on next page)

T. Rowe Price International Funds, Inc.
consisting of its series:
T. Rowe Price Emerging Europe &
 Mediterranean Fund
T. Rowe Price Emerging Markets Bond Fund
T. Rowe Price Emerging Markets Stock Fund
T. Rowe Price European Stock Fund
T. Rowe Price Global Stock Fund
T. Rowe Price International Bond Fund and
 its Advisor Class
T. Rowe Price International Discovery Fund
T. Rowe Price International Growth & Income
 Fund and its Advisor/R Classes
T. Rowe Price International Stock Fund and
 its Advisor/R Classes
T. Rowe Price Japan Fund
T. Rowe Price Latin America Fund
T. Rowe Price New Asia Fund
T. Rowe Price International Index Fund, Inc.
consisting of its series:
T. Rowe Price International Equity Index Fund
T. Rowe Price International Series, Inc.
consisting of its series:
T. Rowe Price International Stock Portfolio
T. Rowe Price Media & Telecommunications
Fund, Inc.
T. Rowe Price Mid-Cap Growth Fund, Inc. and
its Advisor/R Classes
T. Rowe Price Mid-Cap Value Fund, Inc. and its
Advisor/R Classes
T. Rowe Price New America Growth Fund and
its Advisor Class
T. Rowe Price New Era Fund, Inc.
T. Rowe Price New Horizons Fund, Inc.
T. Rowe Price New Income Fund, Inc. and its
Advisor/R Classes
T. Rowe Price Personal Strategy Funds, Inc.
consisting of its series:
T. Rowe Price Personal Strategy Balanced
 Fund
T. Rowe Price Personal Strategy Growth Fund
T. Rowe Price Personal Strategy Income Fund
T. Rowe Price Prime Reserve Fund, Inc.
T. Rowe Price Real Estate Fund, Inc. and its
Advisor Class
T. Rowe Price Reserve Investment Funds, Inc.
consisting of its series:
T. Rowe Price Government Reserve
 Investment Fund
T. Rowe Price Reserve Investment Fund
T. Rowe Price Retirement Funds, Inc.
consisting of its series:
T. Rowe Price Retirement 2005 Fund
T. Rowe Price Retirement 2010 Fund and its
 Advisor/R Classes
T. Rowe Price Retirement 2015 Fund
T. Rowe Price Retirement 2020 Fund and its
 Advisor/R Classes
T. Rowe Price Retirement 2025 Fund
T. Rowe Price Retirement 2030 Fund and its
 Advisor/R Classes
T. Rowe Price Retirement 2035 Fund
T. Rowe Price Retirement 2040 Fund and its
 Advisor/R Classes
T. Rowe Price Retirement 2045 Fund
T. Rowe Price Retirement Income Fund and
 its Advisor/R Classes
T. Rowe Price Science & Technology Fund, Inc.
and its Advisor Class
T. Rowe Price Short-Term Bond Fund, Inc. and
its Advisor Class
T. Rowe Price Small-Cap Stock Fund, Inc. and its
Advisor Class
T. Rowe Price Small-Cap Value Fund, Inc. and its
Advisor Class
T. Rowe Price Spectrum Fund, Inc.
consisting of its series:
Spectrum Growth Fund
Spectrum Income Fund
Spectrum International Fund
T. Rowe Price State Tax-Free Income Trust
consisting of its series:
Florida Intermediate Tax-Free Fund
Georgia Tax-Free Bond Fund
Maryland Short-Term Tax-Free Bond Fund
Maryland Tax-Free Bond Fund
Maryland Tax-Free Money Fund
New Jersey Tax-Free Bond Fund
New York Tax-Free Bond Fund
New York Tax-Free Money Fund
Virginia Tax-Free Bond Fund
T. Rowe Price Summit Funds, Inc.
consisting of its series:
T. Rowe Price Summit Cash Reserves Fund
T. Rowe Price Summit GNMA Fund

(continued on next page)

T. Rowe Price Summit Municipal Funds, Inc.
consisting of its series:
T. Rowe Price Summit Municipal Income
 Fund
T. Rowe Price Summit Municipal
 Intermediate Fund
T. Rowe Price Summit Municipal Money
 Market Fund
T. Rowe Price Tax-Efficient Funds, Inc.
consisting of its series:
T. Rowe Price Tax-Efficient Balanced Fund
T. Rowe Price Tax-Efficient Growth Fund
T. Rowe Price Tax-Efficient Multi-Cap Growth
 Fund
T. Rowe Price Tax-Exempt Money Fund, Inc.
T. Rowe Price Tax-Free High Yield Fund, Inc.
T. Rowe Price Tax-Free Income Fund, Inc. and its
Advisor Class
T. Rowe Price Tax-Free Intermediate Bond
Fund, Inc.
T. Rowe Price Tax-Free Short-Intermediate
Fund, Inc.
T. Rowe Price U.S. Bond Index Fund, Inc.
T. Rowe Price U.S. Treasury Funds, Inc.
consisting of its series:
U.S. Treasury Intermediate Fund
U.S. Treasury Long-Term Fund
U.S. Treasury Money Fund
T. Rowe Price Value Fund, Inc. and its Advisor
Class

PROXY STATEMENT

This document gives you information you need in order to vote on the matters coming before the annual meeting and is furnished in connection with the solicitation of proxies by the funds. If you have any questions, please feel free to call us toll-free, 1800541-5910.

Who is asking for my vote?

The Boards of the funds have asked that you vote on the matters listed in the notice of annual meeting of shareholders. The votes will be formally counted at the annual meeting on Wednesday, April 19, 2006, and if the annual meeting is adjourned, at any later meeting. You may vote in person at the annual meeting, by Internet, by telephone, or by returning your completed proxy card in the prepaid envelope provided. Do not mail the proxy card if you are voting by Internet or telephone.

Equity, Fixed Income, and International Series contractholders may only vote by returning their completed proxy card in the postage-paid envelope provided or in person at the annual meeting.

Who is eligible to vote?

Shareholders of record at the close of business on February 21, 2006, (the "record date") are notified of the meeting and are entitled to one vote for each full share and a proportionate vote for each fractional share of the fund(s) they held as of February 21, 2006. The notice of annual meeting, the proxy card, and the proxy statement were mailed to shareholders of record on or about February 28, 2006. Only one copy of this Proxy Statement may be mailed to households, even if more than one person in a household is a fund shareholder of record. If you need additional copies of this Proxy Statement, please contact us at 1-800-541-5910. If you do not want the mailing of this Proxy Statement to be combined with those for other members of your household, call us at 1-800-541-5910.

Under Maryland and Massachusetts law, shares owned by two or more persons (whether as joint tenants, co-fiduciaries, or otherwise) will be voted as follows, unless a written instrument or court order providing to the contrary has been filed with the fund(s): (1) if only one votes, that vote will bind all; (2) if more than one votes, the vote of the majority will bind all; and (3) if more than one votes and the vote is evenly divided, the vote will be cast proportionately.

What are shareholders being asked to vote on?

At a meeting held on February 7, 2006, the Boards of the funds, including a majority of the independent directors/trustees, unanimously approved submitting the following proposals to be considered and acted upon:

Proposal	Funds Affected
Electing directors/trustees to serve on the Boards of the funds until the next annual meeting, if any, or until their successors shall have been duly elected and qualified.	All funds
Changing the investment objective.	GNMA Fund
Simplifying the industry concentration fundamental policy.	High Yield, International Bond, New Income, and Short-Term Bond Funds and their Advisors and/or R classes
Adopting a new industry concentration fundamental policy.	Equity Index 500, Extended Equity Market Index, and Total Equity Market Index Funds; and Equity Index 500 Portfolio
Transacting such other business as may properly come before the meeting and any adjournments thereof.	All funds

Who provides services to the funds?

T. Rowe Price Associates, Inc. ("T. Rowe Price"), provides investment advisory services to the funds other than the international funds. T. Rowe Price is a wholly owned subsidiary of T. Rowe Price Group, Inc., a holding company listed on the Nasdaq® National Market.

T. Rowe Price International, Inc. ("Price International"), a wholly owned subsidiary of T. Rowe Price, provides investment advisory services to the international funds.

Each fund also has an accounting services agreement with T. Rowe Price, an underwriting agreement with T. Rowe Price Investment Services, Inc. ("Investment Services"), and a transfer agency agreement with T. Rowe Price Services, Inc. ("Price Services"). The taxable funds also have a transfer agency agreement with T. Rowe Price Retirement Plan Services, Inc. ("Retirement Services"). Each of these service providers is a wholly owned subsidiary of T. Rowe Price.

The T. Rowe Price Trust Company (the "Trust Company") is a wholly owned subsidiary of T. Rowe Price and serves as trustee and/or custodian for certain IRA, Keogh, and other prototype plans that utilize the funds as investment options.

The address of T. Rowe Price, Investment Services, and the Trust Company is 100 East Pratt Street, Baltimore, MD 21202, and the address of Price Services and Retirement Services is 4515 Painters Mill Road, Owings Mills, MD 21117. The address for T. Rowe Price International, Inc. is 60 Queen Victoria Street, London, EC4N 4TZ, England.

How can I get more information about the funds?

A copy of each fund`s most recent shareholder report was mailed to all shareholders of record at the close of business for the funds` fiscal period-ends. If you would like to receive additional copies of any report, please contact T. Rowe Price by calling 1800541-5910; writing to 10090 Red Run Boulevard, Owings Mills, MD 21117; or visiting our Web site at www.troweprice.com. Shareholder reports for the Equity, Fixed Income, and International Series are not available on the Web site. If you would like to receive copies of these reports, please contact your insurance company. All copies are provided free of charge.

PROPOSAL NO. 1 — Election of Directors/Trustees

ALL FUNDS

Why are directors/trustees being elected?

Under the Investment Company Act of 1940 (the "1940 Act"), a certain percentage of each Board must be elected by shareholders. Due to the retirement of several directors/trustees over the past years, it has become necessary for the funds to hold a shareholder meeting in order to replace these retired directors/trustees. All of the present Boards are composed of at least 75% independent directors and that will continue to be the case if the proposed nominees are elected.

Importantly, all of the independent directors/trustees standing for election currently serve on the Boards of multiple funds. If the entire slate is approved, there will be seven independent directors/trustees and two interested directors/trustees on each fund Board.

Another important benefit of these elections is that the same independent directors/trustees will serve on the Boards of all of the Price funds. This will expose the directors/trustees to a wider range of business issues and economic trends, allow the directors`/trustees` to better share their knowledge, background, and experience, and permit the Boards to operate more efficiently.

Who are the nominees for directors/trustees?

The Boards have proposed the slate of persons listed in Table 1 for election as director or trustee, each to hold office until the next annual meeting (if any), retirement, or resignation, or until his or her successor is duly elected and qualified.

A shareholder using the enclosed proxy card can vote for all or any of the nominees or withhold his or her vote from all or any of such nominees. If the proxy card is properly executed but unmarked, it will be voted for all of the nominees. Each of the nominees has agreed to serve as a director or trustee if elected; however, should any nominee become unable or unwilling to accept nomination or election, the persons named in the proxy will exercise their voting power in favor of such other person or persons as the Boards of the funds may recommend. There are no family relationships among these nominees.

Independent Directors/Trustees. Ms. Horn and Messrs. Deering, Dick, Fagin, and Schreiber currently serve as independent directors/trustees to all of the Price funds, as indicated in Table 3. Messrs. Casey and Theo Rodgers currently serve as independent directors/trustees to a subset of funds, as set forth in Table 3. Shareholders are being asked to elect all of the independent directors/trustees to the Boards of all the Price funds.

Dr. F. Pierce Linaweaver, an independent director of the Price funds since 1979, has retired from the Boards and will not be standing for reelection.

Interested Directors/Trustees. Interested directors/trustees are considered as such because of relationships with T. Rowe Price and/or Price International as described in Table 2. They are also shareholders of T. Rowe Price Group, Inc. Ms. Miller and Messrs. Kennedy, Laporte, and Riepe currently serve as interested directors/trustees to the Price funds/trusts as indicated in Table 3. Shareholders are being asked to elect Ms. Miller and Mr. Laporte to each of the Boards of the Price funds on which they currently serve.

Mr. James A.C. Kennedy, an interested director of the equity Price funds since 1992, will not be standing for reelection.

As part of a long-planned management transition, Mr. Riepe retired from T. Rowe Price at the end of 2005 and is not standing for reelection to the mutual fund boards when his current term expires in

April 2006. Mr. Bernard has worked closely with Mr. Riepe since joining T. Rowe Price in 1988 and has assumed substantially all of Mr. Riepe`s responsibilities.

Messrs. Bernard and Brian Rogers do not currently serve as interested directors/trustees to any of the Price funds. Shareholders are being asked to elect Mr. Bernard to the Boards of all the Price funds. Shareholders are being asked to elect Mr. Brian Rogers to the Boards of the Balanced, Blue Chip Growth, Capital Appreciation, Developing Technologies, Diversified Mid-Cap Growth, Dividend Growth, Equity Income, Financial Services, Global Technology, Growth & Income, Growth Stock, Institutional Equity, Institutional International, International, International Index, Media & Telecommunications, Mid-Cap Growth, Mid-Cap Value, New Era, Personal Strategy, Real Estate, Retirement, Spectrum, Tax-Efficient, and Value Funds, the Index Trust, and the International Series.

Shareholders are being asked to elect the directors/trustees of their respective fund(s) only.

Tables 1 and 2 provide biographical information on each nominated director/trustee, their ownership, if any, in the funds on which they currently serve (or to which they are being nominated) as directors/trustees, and their total ownership in all the Price funds.

1  Nominees for Election as Independent Directors/Trustees (continued)
Name, Year of Birth, Address, Position on Fund Board, and Principal Occupations and Other Directorships of Public Companies	Dollar Range of Fund Shares Beneficially Owned, Directly or Indirectly, as of 12/31/05			Total Dollar Range of Shares Owned, Directly or Indirectly, in All Funds Overseen or to be Overseen, as of 12/31/05
Jeremiah E. Casey, 1940

100 E. Pratt Street, Baltimore, MD 21202

Director/Trustee of all T. Rowe Price
equity funds/trusts (See Table 3)

Director, Allfirst Financial Inc.
(previously First Maryland Bankcorp)
(1983 to 2002); Director, National Life
Insurance (2001 to 2005); Director, The
Rouse Company, real estate developers
(1990 to 2004)
	Balanced Equity Income Equity Index 500 Growth Stock Media & Telecommunications New Horizons Real Estate Small-Cap Value	over $100,000 over $100,000 over $100,000 over $100,000 $10,001-$50,000 over $100,000 $10,001-$50,000 over $100,000	over $100,000
Anthony W. Deering, 1945

100 E. Pratt Street, Baltimore, MD 21202

Director/Trustee of all T. Rowe Price
funds/trusts

Chairman, Exeter Capital, LLC, private
investment firm (2004 to present);
Director, Vornado Real Estate
Investment Trust (3/04 to present);
Director, Mercantile Bankshares (4/03
to present); Member, Advisory Board,
Deutsche Bank North America (2004 to
present); Director, Chairman of the
Board, and Chief Executive Officer, The
Rouse Company, real estate developers
(1997 to 2004)
Emerging Markets Stock
Equity Income
European Stock
Growth Stock
International Bond
International
Discovery
International Stock
Japan
Media &
Telecommunications
Mid-Cap Growth
New Horizons
Tax-Free Short-
Intermediate
		over $100,000 over $100,000 over $100,000 over $100,000 $50,001-$100,000 $50,001-$100,000 over $100,000 over $100,000 over $100,000 over $100,000 over $100,000 over $100,000	over $100,000
Donald W. Dick, Jr., 1943

100 E. Pratt Street, Baltimore, MD 21202

Director/Trustee of all T. Rowe Price
funds/trusts

Principal, EuroCapital Advisors, LLC, an
acquisition and management advisory
firm; Chairman, President, and Chief
Executive Officer, The Haven Group, a
custom manufacturer of modular homes
(1/04 to present)

Blue Chip Growth
Capital Appreciation
Equity Income
European Stock
Financial Services
Global Stock
Growth & Income
Growth Stock
Health Sciences
High Yield
International Bond
International Discovery
Mid-Cap Growth
New Horizons
New Income
Prime Reserve
Small-Cap Stock
Small-Cap Value
Summit Cash Reserves
U.S. Treasury
Intermediate
Value
$10,001-$50,000
over $100,000
$50,001-$100,000
$10,001-$50,000
$10,001-$50,000
$50,001-$100,000
$1-$10,000
$10,001-$50,000
$10,001-$50,000
$50,001-$100,000
over $100,000
$10,001-$50,000
$10,001-$50,000
$10,001-$50,000
$50,001-$100,000
over $100,000
$10,001-$50,000
$10,001-$50,000
over $100,000

$50,001-$100,000
$10,001-$50,000
over $100,000
David K. Fagin, 1938

100 E. Pratt Street, Baltimore, MD 21202

Director/Trustee of all T. Rowe Price
funds/trusts

Chairman and President, Nye
Corporation (6/88 to present); Director,
Canyon Resources Corp. and Golden
Star Resources Ltd. (5/92 to present),
and Pacific Rim Mining Corp. (2/02 to
present)

Blue Chip Growth
Diversified Mid-Cap
Growth
Dividend Growth
Equity Income
European Stock
Global Stock
Health Sciences
International Stock
Mid-Cap Growth
Mid-Cap Value
New Asia
New Horizons
Short-Term Bond
Small-Cap Stock
Summit Cash Reserves
Summit Municipal
Intermediate
Tax-Free High Yield
Tax-Free Short-
Intermediate
Value
over $100,000

$50,001-$100,000
$50,001-$100,000
over $100,000
$10,001-$50,000
$10,001-$50,000
$50,001-$100,000
over $100,000
over $100,000
over $100,000
$10,001-$50,000
$1-$10,000
$50,001-$100,000
over $100,000
over $100,000

over $100,000
$10,001-$50,000

over $100,000
over $100, 000
over $100,000
Karen N. Horn, 1943

100 E. Pratt Street, Baltimore, MD 21202

Director/Trustee of all T. Rowe Price
funds/trusts

Managing Director and President, Global
Private Client Services, Marsh Inc. (1999
to 2003); Managing Director and Head
of International Private Banking,
Bankers Trust (1996 to 1999); Director,
Georgia Pacific (5/04 to 12/05);
Director, Eli Lilly and Company and
Simon Property Group
	Blue Chip Growth Dividend Growth High Yield Retirement 2020 Summit Cash Reserves	$50,001-$100,000 $50,001-$100,000 $1-$10,000 $10,001-$50,000 over $100,000	over $100,000
Theo C. Rodgers, 1941 100 E. Pratt Street, Baltimore, MD 21202 Director/Trustee of all T. Rowe Price equity and income funds/trusts (See Table 3) President, A&R Development Corporation	Capital Appreciation Emerging Markets Stock International Discovery New America Growth New Asia New Horizons Prime Reserve Spectrum Growth	$10,001-$50,000 $50,001-$100,000a $50,001-$100,000 $50,001-$100,000 $50,001-$100,000a over $100,000a $10,001-$50,000 over $100,000	over $100,000
John G. Schreiber, 1946

100 E. Pratt Street, Baltimore, MD 21202

Director/Trustee of all T. Rowe Price
funds/trusts

Owner/President, Centaur Capital
Partners, Inc., a real estate investment
company; Partner, Blackstone Real
Estate Advisors, L.P.; Director, AMLI
Residential Properties Trust

GNMA
Growth & Income
High Yield
New Income
Prime Reserve
Short-Term Bond
Summit Cash Reserves
Summit Municipal:
Income
Intermediate
Money Market
Tax-Exempt Money
Tax-Free High Yield
Tax-Free Income
Tax-Free Short-
Intermediate
U.S. Treasury:
Intermediate
Long-Term
Money
Value
over $100,000
over $100,000
over $100,000
over $100,000
$10,001-$50,000
over $100,000
$0-$10,000

over $100,000
over $100,000
$50,001-$100,000
$0-$10,000
over $100,000
over $100,000

over $100,000

over $100,000
over $100,000
$0-$10,000
over $100,000
over $100,000

aHoldings are current as of January 3, 2006.

2  Nominees for Election as Interested Directors/Trustees (continued)
Name, Year of Birth, Address, Position on Fund Board, and Principal Occupationsa	Dollar Range of Fund Shares Beneficially Owned, Directly or Indirectly, as of 12/31/05			Total Dollar Range of Shares Owned Directly or Indirectly in All Funds Overseen or to be Overseen, as of 12/31/05
Edward C. Bernard, 1956

100 E. Pratt Street, Baltimore, MD 21202

Director and Vice President, T. Rowe
Price and T. Rowe Price Group, Inc.;
Director and President, T. Rowe Price
Investment Services, Inc.; Chairman of
the Board and Director, T. Rowe Price
Retirement Plan Services, Inc., T. Rowe
Price Services, Inc., and T. Rowe Price
Savings Bank; Director, T. Rowe Price
Global Asset Management Limited and
T. Rowe Price Global Investment
Services Limited; Chief Executive
Officer, Chairman of the Board, Director,
and President, T. Rowe Price Trust
Company
Developing Technologies
Emerging Markets Stock
Equity Income
Global Stock
Growth Stock
High Yield
International Discovery
International Stock
Mid-Cap Growth
New Asia
New Horizons
Prime Reserve
Science & Technology
Small-Cap Stock
Small-Cap Value
Spectrum Growth
Spectrum IncomeSummit Cash Reserves
$10,001-$50,000
$50,001-$100,000
over $100,000
over $100,000
over $100,000
$1-$10,000
$10,001-$50,000
$50,001-$100,000
over $100,000
$50,001-$100,000
over $100,000
over $100,000
$10,001-$50,000
$10,001-$50,000
over $100,000
over $100,000
$10,001-$50,000
over $100,000
over $100,000
John H. Laporte, CFA 1945

100 E. Pratt Street, Baltimore, MD 21202

Director/Trustee of the Capital
Opportunity, Diversified Small-Cap
Growth, Health Sciences, New America
Growth, New Horizons, Science &
Technology, Small-Cap Stock, and
Small-Cap Value Funds and the Equity
Series

Vice President, T. Rowe Price, T. Rowe
Price Group, Inc., and T. Rowe Price
Trust Company; Officer of Diversified
Small-Cap Growth, Health Sciences, and
New Horizons Funds and 3 other
T. Rowe Price funds/trusts
	Capital Opportunity New America Growth New Horizons Science & Technology	over $100,000 over $100,000 over $100,000 over $100,000	over $100,000
Mary J. Miller, CFA 1955

100 E. Pratt Street, Baltimore, MD 21202

Director/Trustee of all T. Rowe Price
income funds (See Table 3)

Director and Vice President, T. Rowe
Price; Vice President, T. Rowe Price
Group, Inc.; Officer of 15 of the T. Rowe
Price income funds and 4 other Price
funds
	High Yield Maryland Tax-Free Bond Maryland Tax-Free Money Short-Term Bond Tax-Exempt Money Tax-Free Income U.S. Treasury Long-Term	over $100,000 over $100,000 over $100,000 over $100,000 over $100,000 over $100,000 $50,001-$100,000	over $100,000
Brian C. Rogers, CFA, CIC 1955

100 E. Pratt Street, Baltimore, MD 21202

Chief Investment Officer, Director, and
Vice President, T. Rowe Price and
T. Rowe Group, Inc.; Director and Vice
President, T. Rowe Price Trust Company;
Officer of 8 T. Rowe Price funds/trusts

	Developing Technologies Equity Income Global Stock Growth Stock Media & Telecommunications New America Growth New Income Prime Reserve Spectrum Income Summit Cash Reserves Value	$10,001-$50,000 over $100,000 over $100,000 over $100,000 $50,001-$100,000 over $100,000 $50,001-$100,000 $50,001-$100,000 over $100,000 over $100,000 over $100,000	over $100,000

aUnless otherwise indicated, each individual has held the office indicated, or other offices in the same company, for the last five years. Messrs. Bernard, Laporte, and Rogers have held their positions with T. Rowe Price Group since 2000 and Ms. Miller has held her position with T. Rowe Price Group since 2002.

Table 3 sets forth the year from which each director/trustee first served.

3  Year from which each Director/Trustee first served (continued)
T. Rowe Price Fund	Casey(a)	Deering	Dick	Fagin	Horn(b)	Rodgers(c)	Schreiber	Laporte	Miller
Balanced	2005	2001	1991	1991	2003	2005	2001	—	—
Blue Chip Growth	2005	2001	1993	1993	2003	2005	2001	—	—
California Tax-Free Income Trust	—	1986	2001	2001	2003	2005	1992	—	2004
Capital Appreciation	2005	2001	1986	1988	2003	2005	2001	—	—
Capital Opportunity	2005	2001	1994	1994	2003	2005	2001	1994	—
Corporate Income	—	1995	2001	2001	2003	2005	1995	—	2004
Developing Technologies	2005	2001	2000	2000	2003	2005	2001	—	—
Diversified Mid-Cap Growth	2005	2003	2003	2003	2003	2005	2003	—	—
Diversified Small-Cap Growth	2005	2001	1997	1997	2003	2005	2001	1997	—
Dividend Growth	2005	2001	1992	1992	2003	2005	2001	—	—
Equity Income	2005	2001	1994	1988	2003	2005	2001	—	—
Equity Series	2005	2001	1994	1994	2003	2005	2001	1994	—
Financial Services	2005	2001	1996	1996	2003	2005	2001	—	—
Fixed Income Series	—	1994	2001	2001	2003	2005	1994	—	2004
Global Technology	2005	2001	2000	2000	2003	2005	2001	—	—
GNMA	—	1985	2001	2001	2003	2005	1992	—	2004
Growth & Income	2005	2001	1982	1994	2003	2005	2001	—	—
Growth Stock	2005	2001	1980	1994	2003	2005	2001	—	—
Health Sciences	2005	2001	1995	1995	2003	2005	2001	1995	—
High Yield	—	1984	2001	2001	2003	2005	1992	—	2004
Index Trust	2005	2001	1994	1994	2003	2005	2001	—	—
Inflation Protected Bond	—	2002	2002	2002	2003	2005	2002	—	2004
Institutional Equity	2005	2001	1996	1996	2003	2005	2001	—	—
Institutional Income	—	2002	2002	2002	2003	2005	2002	—	2004
Institutional International	—	1991	1989	2001	2003	—	2001	—	—
International	—	1991	1988	2001	2003	—	2001	—	—
International Equity Index	—	2000	2000	2001	2003	—	2001	—	—
International Series	—	1994	1994	2001	2003	—	2001	—	—
Media & Telecommunications	2005	2001	1997	1997	2003	2005	2001	—	—
Mid-Cap Growth	2005	2001	1992	1992	2003	2005	2001	—	—
Mid-Cap Value	2005	2001	1996	1996	2003	2005	2001	—	—
New America Growth	2005	2001	1985	1994	2003	2005	2001	1985	—
New Era	2005	2001	1994	1988	2003	2005	2001	—	—
New Horizons	2005	2001	1994	1988	2003	2005	2001	1988	—
New Income	—	1980	2001	2001	2003	2005	1992	—	2004
Personal Strategy	2005	2001	1994	1994	2003	2005	2001	—	—
Prime Reserve	—	1979	2001	2001	2003	2005	1992	—	2004
Real Estate	2005	2001	1997	1997	2003	2005	2001	—	—
TRP Reserve Investment	—	1997	2001	2001	2003	2005	1997	—	2004
Retirement	2005	2002	2002	2002	2003	2005	2002	—	—
Science & Technology	2005	2001	1994	1994	2003	2005	2001	1988	—
Short-Term Bond	—	1983	2001	2001	2003	2005	1992	—	2004
Small-Cap Stock	2005	2001	1992	1992	2003	2005	2001	1994	—
Small-Cap Value	2005	2001	1994	1994	2003	2005	2001	1994	—
Spectrum	2005	2001	1999	1999	2003	2005	2001	—	—
State Tax-Free Income Trust	—	1986	2001	2001	2003	2005	1992	—	2004
Summit	—	1993	2001	2001	2003	2005	1993	—	2004
Summit Municipal	—	1993	2001	2001	2003	2005	1993	—	2004
Tax-Efficient	2005	2001	1997	1997	2003	2005	2001	—	—
Tax-Exempt Money	—	1983	2001	2001	2003	2005	1992	—	2004
Tax-Free High Yield	—	1984	2001	2001	2003	2005	1992	—	2004
Tax-Free Income	—	1983	2001	2001	2003	2005	1992	—	2004
Tax-Free Intermediate Bond	—	1992	2001	2001	2003	2005	1992	—	2004
Tax-Free Short-Intermediate	—	1983	2001	2001	2003	2005	1992	—	2004
U.S. Bond Index	—	2000	2001	2001	2003	2005	2000	—	2004
U.S. Treasury	—	1989	2001	2001	2003	2005	1992	—	2004
Value	2005	2001	1994	1994	2003	2005	2001	—	—

(a)On October 19, 2005, Mr. Casey was appointed by the Board to serve as director/trustee effective on that date.

(b)On October 22, 2003, Ms. Horn was appointed by the Board to serve as director/trustee effective on that date.

(c)On March 2, 2005, Mr. Rodgers was appointed by the Board to serve as director/trustee effective on that date.

Do the nominees have a stake in the funds?

The directors/trustees of the funds believe it is important to have an investment in the Price funds. The nominees allocate their investments among the Price funds based on their own investment objectives. Tables 1 and 2 list each nominee`s investment in the individual funds, if any, as well as his/her total investment in all of the Price funds.

What are the primary responsibilities of each fund`s Board members?

They are responsible for the general oversight of each fund`s business and for assuring that each fund is managed in the best interests of its shareholders. The directors/trustees periodically review the performance, investment program, compliance matters, advisory fees and expenses, service providers, and business and regulatory matters affecting the funds based on reports provided by their respective investment advisers, transfer agents, custodians, auditors, and legal counsel.

How often does each fund`s Board meet?

The Boards of Directors /Trustees of the Price funds held five meetings during calendar year 2005. Each director/trustee attended 75% or more of the meetings of the Price funds held in 2005. The Price funds do not normally hold annual meetings. If they do, the policy is that all directors/trustees should attend, subject to availability. Each Board currently has three committees, described in the following paragraphs.

The Committee of Independent Directors/Trustees, which consists of all of the independent directors/trustees of the funds, is responsible for, among other things, selecting candidates for election as independent directors or trustees to fill vacancies on each fund`s Board. Effective January 1, 2006, Anthony W. Deering became chairman of the committee and receives a fee of $1,000 for each committee meeting attended. The committee will consider written recommendations from shareholders for possible nominees. Shareholders should submit their recommendations to the secretary of the funds. The committee held four formal meetings in 2005. All members of the committee participated in the meetings.

The Joint Audit Committee consists of only independent directors/trustees. The members of the committee are Donald W. Dick, Jr., Karen N. Horn, and Theo C. Rodgers. Mr. Dick as chairman of the committee receives an annual retainer of $15,000 per year and Ms. Horn and Mr. Theo Rodgers receive an annual retainer of $7,500 per year. These directors/trustees also receive a fee of $1,000 for each committee meeting attended. The Audit Committee holds two regular meetings each year, at which time it meets with the independent registered public accounting firm of the Price funds to review: (1) the services provided; (2) the findings of the most recent audits; (3) management`s response to the findings of the most recent audits; (4) the scope of the audits to be performed; (5) the accountants` fees; and (6) any accounting, tax, compliance, or other questions relating to particular areas of the Price funds` operations or the operations of parties dealing with the Price funds, as circumstances indicate. Each fund`s Board has designated Donald W. Dick, an independent director/trustee, as the Audit Committee financial expert. The Audit Committee for the funds met twice in 2005. All members of the committee participated in the meetings.

The Executive Committee, which consists of all of the interested directors/trustees, is authorized by its respective Board to exercise all powers of the Boards of the funds to manage the funds in the intervals between meetings of the Boards, except the powers prohibited by statute from being delegated.The Executive Committees of the Short-Term Bond Fund and Spectrum Fund, on behalf of the Spectrum Income Fund, met once in 2005. All members of each committee participated in the meeting.

If a shareholder wishes to send a communication to the Board, or to a specified director/trustee, the communication should be submitted in writing to Patricia B. Lippert, Secretary of the Funds, T. Rowe Price Associates, Inc., 100 East Pratt Street, Baltimore, Maryland 21202, who will forward such communication to the directors/trustees.

What are the directors/trustees paid for their services to the funds?

Ms. Miller and Messrs. Bernard, Laporte, and Brian Rogers are employed by, and thus considered "interested persons" of, T. Rowe Price or International. Therefore, they are not entitled to compensation or benefits for their service as directors of the funds.

Table 4 provides the independent directors`/trustees` accrued compensation for the most recently completed fiscal year of each fund and their total compensation for the calendar year 2005. The fees are allocated to each fund under a formula which includes a base fee and a fee based on the net assets of each fund relative to the other funds. Effective July 1, 2005, the annual compensation for the directors/trustees was increased for 2005 to $150,000 and for 2006 to $190,000 per year. At the same time, the annual compensation for the lead independent director/trustee was increased for 2005 to $215,000 and for 2006 to $290,000 per year. The Price fund group included 113 funds at December 31, 2005. The independent directors of the funds do not receive any pension or retirement benefits from the funds or T. Rowe Price.

4  Compensation to Fund Directors/Trustees (continued)
T. Rowe Price Fund	Director/Trustee Compensation From T. Rowe Price Funds
	Casey	Deering	Dick	Fagin	Horn	Rodgers	Schreiber
Balanced	938	1,774	1,898	1,871	1,844	1,797	1,793
Blue Chip Growth	938	3,223	3,454	3,401	3,348	3,203	3,257
Blue Chip Growth Portfolio	330	729	784	788	764	607	741
California Tax-Free Bond	—	812	865	874	821	—	886
California Tax-Free Money	—	785	836	844	794	—	855
Capital Appreciation	938	2,875	3,082	3,017	2,989	2,923	2,899
Capital Opportunity	364	737	791	798	770	619	750
Corporate Income	—	769	827	845	786	134	839
Developing Technologies	182	688	739	743	713	540	701
Diversified Mid-Cap Growth	211	695	744	751	725	552	708
Diversified Small-Cap Growth	267	716	769	773	748	584	728
Dividend Growth	740	1,178	1,262	1,254	1,228	1,192	1,193
Emerging Europe & Mediterranean	—	1,072	1,142	1,157	1,120	—	1,085
Emerging Markets Bond	—	1,014	1,086	1,088	1,057	—	1,028
Emerging Markets Stock	—	1,350	1,441	1,452	1,410	—	1,364
Equity Income	938	4,484	4,820	4,828	4,676	4,275	4,566
Equity Income Portfolio	938	1,537	1,644	1,624	1,600	1,525	1,555
Equity Index 500	941	2,667	2,862	2,805	2,776	2,815	2,698
Equity Index 500 Portfolio	118	664	711	719	691	505	676
European Stock	—	1,233	1,316	1,334	1,290	—	1,249
Extended Equity Market Index	599	819	879	883	854	744	832
Financial Services	632	918	982	982	958	882	932
Florida Intermediate Tax-Free	—	788	838	846	796	—	857
Georgia Tax-Free Bond	—	784	834	844	793	—	855
Global Stock	—	818	874	904	857	—	831
Global Technology	326	734	788	791	767	615	750
GNMA	—	975	1,054	1,077	995	186	1,075
TRP Government Reserve Investment	—	913	990	1,010	936	175	1,005
Growth & Income	938	1,569	1,680	1,664	1,633	1,550	1,589
Growth Stock	938	3,359	3,608	3,562	3,500	3,383	3,406
Health Sciences	932	1,438	1,538	1,523	1,496	1,404	1,455
Health Sciences Portfolio	124	666	713	721	694	508	678
High Yield	—	1,459	1,588	1,620	1,491	307	1,623
Inflation Protected Bond	—	746	804	820	763	128	814
Institutional Core Plus	—	363	393	405	377	120	381
Institutional Emerging Markets Equity	—	821	876	901	859	—	836
Institutional Foreign Equity	—	967	1,037	1,061	1,061	—	982
Institutional High Yield	—	851	920	938	871	147	936
Institutional Large-Cap Core Growth	169	679	732	737	712	535	691
Institutional Large-Cap Growth	443	740	793	798	771	618	752
Institutional Large-Cap Value	350	741	795	798	774	625	753
Institutional Mid-Cap Equity Growth	649	947	1,016	1,014	988	931	960
Institutional Small-Cap Stock	650	950	1,019	1,019	991	936	964
International Bond	—	1,797	1,921	1,898	1,873	—	1,815
International Discovery	—	1,431	1,526	1,540	1,492	—	1,447
International Equity Index	—	829	885	910	861	—	841
International Growth & Income	—	1,287	1,371	1,388	1,342	—	1,302
International Stock	—	2,307	2,472	2,496	2,414	—	2,339
International Stock Portfolio	—	1,106	1,184	1,178	1,153	—	1,120
Japan	—	881	941	967	922	—	894
Latin America	—	1,093	1,166	1,183	1,142	—	1,106
Limited-Term Bond Portfolio	—	742	794	799	774	585	755
Maryland Short-Term Tax-Free Bond	—	807	860	870	817	—	881
Maryland Tax-Free Bond	—	977	1,045	1,057	988	—	1,076
Maryland Tax-Free Money	—	789	839	849	797	—	858
Media & Telecommunications	804	1,285	1,374	1,362	1,337	1,251	1,300
Mid-Cap Growth	938	3,785	4,070	4,045	3,945	3,757	3,848
Mid-Cap Growth Portfolio	718	1,108	1,186	1,179	1,153	1,155	1,123
Mid-Cap Value	938	2,774	2,977	2,918	2,888	2,873	2,805
New America Growth	768	1,254	1,342	1,333	1,305	1,226	1,270
New America Growth Portfolio	282	715	767	771	746	583	727
New Asia	—	1,458	1,552	1,567	1,520	—	1,472
New Era	938	1,991	2,133	2,094	2,073	2,096	2,011
New Horizons	938	2,832	3,043	2,983	2,949	2,891	2,867
New Income	—	1,227	1,332	1,361	1,254	260	1,359
New Jersey Tax-Free Bond	—	795	846	854	804	—	867
New York Tax-Free Bond	—	809	861	869	818	—	882
New York Tax-Free Money	—	788	838	846	796	—	858
Personal Strategy Balanced	—	911	986	1,005	932	169	1,003
Personal Strategy Balanced Portfolio	377	751	802	810	780	636	763
Personal Strategy Growth	—	852	919	938	870	155	935
Personal Strategy Income	—	801	863	884	819	141	879
Prime Reserve	—	1,613	1,758	1,794	1,649	339	1,801
Prime Reserve Portfolio	—	700	754	758	734	531	712
Real Estate	785	1,219	1,302	1,294	1,269	1,221	1,233
TRP Reserve Investment	—	1,800	1,963	2,004	1,842	431	2,004
Retirement 2005	—	761	820	839	780	134	831
Retirement 2010	—	850	917	938	871	164	931
Retirement 2015	—	779	839	856	797	143	850
Retirement 2020	—	871	940	959	891	172	952
Retirement 2025	—	771	831	848	789	139	841
Retirement 2030	—	812	875	894	830	152	887
Retirement 2035	—	748	805	822	765	130	816
Retirement 2040	—	767	826	843	785	136	838
Retirement 2045(a)	—	—	—	—	—	—	—
Retirement Income	—	783	845	862	801	139	856
Science & Technology	938	2,248	2,416	2,376	2,342	2,581	2,278
Short-Term Bond	—	1,004	1,088	1,111	1,027	186	1,110
Small-Cap Stock	938	3,005	3,232	3,170	3,132	3,007	3,043
Small-Cap Value	938	2,634	2,827	2,772	2,740	2,806	2,665
Spectrum Growth	938	1,849	1,982	1,955	1,924	1,890	1,871
Spectrum Income	938	2,419	2,598	2,555	2,521	2,708	2,448
Spectrum International	388	751	802	808	780	634	763
Summit Cash Reserves	—	1,790	1,917	1,937	1,874	1,697	1,815
Summit GNMA	—	746	800	822	784	460	760
Summit Municipal Income	—	774	829	850	809	504	787
Summit Municipal Intermediate	—	819	872	895	854	565	831
Summit Municipal Money Market	—	1,014	1,084	1,103	1,061	835	1,029
Tax-Efficient Balanced	—	777	826	834	786	—	846
Tax-Efficient Growth	—	782	832	841	791	—	851
Tax-Efficient Multi-Cap Growth	—	774	823	831	783	—	842
Tax-Exempt Money	—	886	945	955	895	—	971
Tax-Free High Yield	—	962	1,030	1,039	973	—	1,058
Tax-Free Income	—	1,049	1,125	1,137	1,061	—	1,158
Tax-Free Intermediate Bond	—	798	848	857	806	—	870
Tax-Free Short-Intermediate	—	865	922	931	875	—	946
Total Equity Market Index	629	908	972	973	947	872	921
U.S. Bond Index	—	792	849	870	831	529	801
U.S. Treasury Intermediate	—	788	850	869	806	136	863
U.S. Treasury Long-Term	—	780	839	857	796	134	853
U.S. Treasury Money	—	903	975	995	922	164	994
Value	938	1,964	2,105	2,070	2,044	2,044	1,986
Virginia Tax-Free Bond	—	838	893	902	847	—	916
Total Compensation From Funds and Fund Complex(b)	38,306	150,000	160,750	159,500	156,250	125,000	152,000

(a)The fund began operations on May 31, 2005, the last day of its fiscal year.

(b)Represents compensation paid for calendar year 2005. It may not equal the sum of the amounts shown in the table, which represents compensation for each fund`s recently completed fiscal year.

What vote is required to elect the directors/trustees?

For all funds other than the California Tax-Free Income, Index, and State Tax-Free Trusts, Equity and Fixed Income Series, and Institutional Equity, Institutional Income, Institutional International, International, Personal Strategy, TRP Reserve Investment, Retirement, Spectrum, Summit, Summit Municipal, Tax-Efficient, and U.S. Treasury Funds, each fund votes separately and those nominees receiving the highest number of votes cast at the meeting shall be elected directors/trustees of that fund (provided a quorum is present).

For the California Tax-Free Income, Index, and State Tax-Free Trusts, Equity and Fixed Income Series, and Institutional Equity, Institutional Income, Institutional International, International, Personal Strategy, TRP Reserve Investment, Retirement, Spectrum, Summit, Summit Municipal, Tax-Efficient, and U.S. Treasury Funds, each corporation/trust votes separately but all series of each corporation vote together. The votes of the Blue Chip Growth, Capital Appreciation, Capital Opportunity, Dividend Growth, Equity Income, Growth Stock, High Yield, International Bond, International Growth & Income, International Stock, Mid-Cap Growth, Mid-Cap Value, New America Growth, New Income, Real Estate, Retirement 2010, Retirement 2020, Retirement 2030, Retirement 2040, Retirement Income, Science & Technology, Short-Term Bond, Small-Cap Stock, Small-Cap Value, Tax-Free Income, and Value Funds will include the votes of their Advisor and/or R Classes. The votes of the Blue Chip Growth, Equity Income, Health Sciences, Limited-Term Bond, and Mid-Cap Growth Portfolios will include the votes of their II Classes. Those nominees receiving the highest number of the combined votes cast at the meeting by the shareholders of all series and classes of each corporation/trust shall be elected directors/trustees of that corporation/trust (provided a quorum is present). The Board of Directors/Trustees recommends that shareholders vote FOR all of the proposed nominees.

PROPOSAL NO. 2 — Amend Investment Objective

GNMA FUND

The fund`s current objective is to seek "high current income consistent with maximum credit protection and moderate price fluctuation by investing exclusively in securities backed by the full faith and credit of the U.S. government and instruments linked to these securities.

The Board proposes that the objective be changed so that the fund is required to invest 80% of its net assets in GNMA securities backed by the full faith and credit of the U.S. government.

The new objective would differ from the current objective in two significant respects. First, the new objective would require that 80% of fund net assets be invested in GNMA securities backed by the full faith and credit of the U.S. government. The current objective requires that 100% of the fund`s assets be invested in securities backed by the full faith and credit of the U.S. government, but not necessarily GNMA securities. However, under rules adopted under the 1940 Act, at least

80% of the fund`s assets must be invested in GNMA securities. The proposed change in the fund`s objective does not change this requirement.

Secondly, under the proposed new objective up to 20% of the fund`s net assets could be invested in securities not backed by the full faith and credit of the U.S. government. The other 20% of the fund`s securities could be invested in a wide variety of government and non-government securities and investments. The fund`s Board of Trustees has indicated that it will require the fund`s non-GNMA securities to have a credit rating of at least AA or the equivalent as determined by a national rating organization or, if unrated, deemed to be of comparable quality by T. Rowe Price. While it has no current intention to do so, the Board could authorize the fund to invest in lower quality securities at some time in the future. Under the current objective, the fund may not invest in any securities not backed by the full faith and credit of the U.S. government.

Securities backed by the full faith and credit of the U.S. government are considered to have no credit risk. While the non-GNMA securities that the fund would be eligible to invest in must be rated at least AA (or the equivalent), they will have some credit risk. Credit risk is the risk that an issuer will have its credit ratings downgraded or will default (fail to make scheduled interest or principal payments), potentially reducing the fund`s income level and share price. By conducting thorough credit research of its non-GNMA securities, T. Rowe Price will seek to reduce this risk.

The Board believes the proposed change to the fund`s objective, including the increase in the fund`s credit risk, is in the interests of the fund`s shareholders. The additional flexibility will provide the fund with more options in terms of incremental yield, diversification, and the ability to manage the fund in response to interest rate changes. With these tools the Board believes the fund will be able to execute its investment strategies more precisely.

If the proposed amendment is approved by shareholders, it will become effective on or about June 1, 2006. Shareholders will receive notification of the changes to the fund`s objectives and programs.

What vote is required to approve this amendment to the fund`s investment objective?

Proposal No. 2 requires the affirmative vote of the lesser of (1) 67% of the shares present at the meeting of the fund in person or by proxy or (2) a majority of the fund`s outstanding shares. The Board of Trustees of the fund recommends that shareholders vote FOR the proposal.

PROPOSAL NO. 3 — Amend Industry Concentration Fundamental Policy

HIGH YIELD, INTERNATIONAL BOND, NEW INCOME, AND SHORT-TERM BOND FUNDS AND THEIR ADVISOR AND/OR R CLASSES

Each fund`s Board is recommending that its fundamental policy on industry concentration (set forth below) be simplified and changed.

Industry Concentration (High Yield Fund and its Advisor Class) Purchase the securities of any issuer if, as a result, more than 25% of the value of the fund`s total assets would be invested in the securities of issuers having their principal business activities in the same industry, provided, however, that the fund will normally concentrate 25% or more of its assets in securities of the banking industry when the fund`s position in issues maturing in one year or less equals 35% or more of the fund`s total assets.

Industry Concentration (International Bond Fund and its Advisor Class) Purchase the securities of any issuer if, as a result, more than 25% of the value of the fund`s total assets would be invested in the securities of issuers having their principal business activities in the same industry, provided, however, that the fund will normally concentrate 25% or more of its assets in securities of the banking industry when the fund`s position in issues maturing in one year or less equals 35% or more of the fund`s total assets.

Industry Concentration (New Income Fund and its Advisor and R Class) Purchase the securities of any issuer if, as a result, more than 25% of the value of the fund`s total assets would be invested in the securities of issuers having their principal business activities in the same industry, provided, however, that the fund will invest more than 25% of its total assets, but not more than 50%, in any one of the gas utility, gas transmission utility, electric utility, telephone utility, and petroleum industries under certain circumstances, and further provided that this limitation does not apply to securities of the banking industry including, but not limited to, certificates of deposit and banker`s acceptances.

Industry Concentration (Short-Term Bond Fund and its Advisor Class) Purchase the securities of any issuer if, as a result, more than 25% of the value of the fund`s total assets would be invested in the securities of issuers having their principal business activities in the same industry, provided, however, that the fund will normally invest more than 25% of its total assets in the securities of the banking industry including, but not limited to, bank certificates of deposit and banker`s acceptances when the fund`s position in issues maturing in one year or less equals 35% or more of the fund`s total assets; provided, further, that the fund will invest more than 25% of its total assets, but not more than 50%, in any one of the gas utility, gas transmission utility, electric utility, telephone utility, and petroleum industries under certain circumstances.

Since these policies were adopted, none of the funds has concentrated their investments in any industry and the circumstances which would have required such concentration have not occurred. As a result, the Boards have concluded that the existing policies are not necessary for the funds to fully implement their investment programs.

The Boards recommend that each fund`s new policy read as follows:

"The fund may not purchase the securities of any issuer if, as a result, more than 25% of the value of the fund`s total assets would be invested in the securities of issuers having their principal business activities in the same industry."

If the new policy is approved, each fund will not invest more than 25% of its total assets in securities of companies in the same industry. The funds have not concentrated their investments in single industries in the past and the new policy will not change that practice.

If the proposed amendment is approved by shareholders, it will become effective on or about May 1, 2006, or at such other time as the directors/trustees of the funds deem appropriate.

What vote is required to approve this amendment to each fund`s fundamental policy?

Proposal No. 3 requires the affirmative vote of the lesser of (1) 67% of the shares (including all classes) present at the meeting of each fund in person or by proxy or (b) a majority of each fund`s outstanding shares (including all classes). The Board of Directors of each fund recommends that shareholders vote FOR the proposal.

PROPOSAL NO. 4 — Adopt a New Industry Concentration Fundamental Policy

EQUITY INDEX 500 FUND, EXTENDED EQUITY MARKET INDEX FUND, TOTAL EQUITY MARKET INDEX FUND, AND EQUITY INDEX 500 PORTFOLIO

Each fund`s Board is recommending that its fundamental policy on industry concentration be changed to accommodate their operation as index funds. Currently the policies state that as a matter of fundamental policy, the funds may not:

"Purchase the securities of any issuer if, as a result, more than 25% of the value of the funds` total assets would be invested in the securities of issuers having their principal business activities in the same industry."

The Boards are recommending that the funds adopt the following policy relating to concentration:

"The fund may not purchase the securities of any issuer if, as a result, more than 25% of the value of the fund`s total assets would be invested in the securities of issuers having their principal business activities in the same industry, except that the fund will invest more than 25% of the value of its total assets in issuers having their principal business activities in the same industry to the extent necessary to replicate the index that the fund uses as its benchmark as set forth in its prospectus."

This policy will simply allow each of the index funds to concentrate in an industry if the index the fund seeks to replicate also concentrates in that industry. Although such a scenario is unlikely, the proposal will provide the funds with the necessary flexibility should an index become concentrated. In the absence of this change, if one of the indices these funds follow were to become concentrated, the funds would not be able to replicate the index.

What vote is required for each fund to adopt a new fundamental policy?

Proposal No. 4 requires the affirmative vote of the lesser of (1) 67% of the shares present at the meeting of each fund in person or by proxy or (b) a majority of each fund`s outstanding shares. The Board of Directors of each fund recommends that shareholders vote FOR the proposal.

FURTHER INFORMATION ABOUT VOTING AND
THE SHAREHOLDER MEETING

What is the required quorum?

To hold a meeting for a corporation or trust, a majority of the corporation or trust`s shares entitled to be voted must have been received by proxy or be present at the meeting. In the event that a quorum is present but sufficient votes in favor of a proposal are not received by the meeting date, the persons named as proxies may propose one or more adjournments to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares present in person or by proxy at the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment if they determine that additional solicitation is reasonable and in the interests of the corporation/trust`s shareholders.

How are the votes counted?

The individuals named as proxies (or their substitutes) on the enclosed proxy card (or cards, if you have multiple funds or accounts) will vote according to your directions if your proxy is received properly executed, or in accordance with your instructions given when voting by telephone or Internet. With respect to directors/trustees, you may direct the proxy holders to vote your shares on the proposal by checking the appropriate box "FOR ALL NOMINEES" or "FOR ALL EXCEPT," or instruct them not to vote those shares on the proposal by checking the "WITHHOLD AUTHORITY" box. With respect to proposals 2, 3, and 4, you may direct the proxy holders to vote FOR or AGAINST. Alternatively, you may simply sign, date, and return your proxy card(s) with no specific instructions as to the proposals. If you properly execute your proxy card and give no voting instructions with respect to the election of directors/trustees or any of the other proposals, your shares will be voted FOR ALL NOMINEES and for all of the other proposals.

Abstentions and "broker non-votes" (as defined below) are counted for purposes of determining whether a quorum is present for purposes of convening the meeting. "Broker non-votes" are shares held by a broker or nominee for which an executed proxy is received by the fund but are not voted as to one or more proposals because instructions have not been received from the beneficial owners or persons entitled to vote, and the broker or nominee does not have discretionary voting power. If a proposal must be approved by a percentage of votes cast on the proposal, abstentions and broker non-votes will not be counted as "votes cast" on the proposal and will have no effect on the result of the vote. If the proposal must be approved by a percentage of voting securities present at the meeting or a majority of the fund`s outstanding shares, abstentions and broker non-votes will be considered to be voting securities that are present and will have the effect of being counted as votes against the proposal.

For shares held in IRA accounts, the Custodian shall, without written direction from the investor, vote shares for which no voting instructions are timely received in the same proportion as shares for which voting instructions from other shareholders are timely received.

Shares of the Equity, Fixed Income, and International Series held by insurance company separate accounts for which the insurance company has not received timely voting instructions, as well as shares the insurance company owns, shall be voted in the same proportion as shares for which voting instructions from contractholders are timely received.

Shares of the Price funds held by the Spectrum and Retirement Funds will be voted in the same proportion as shares for which voting instructions from other shareholders are timely received.

Can additional matters be acted upon at the annual meeting?

The management of the funds knows of no other business that may come before the meeting. However, if any additional matters are properly presented at the meeting, it is intended that the persons named in the enclosed proxy, or their substitutes, will vote on such matters in accordance with their judgment.

How can proxies be recorded?

You may record your votes on the proxy card enclosed with this statement and mail it in the prepaid envelope provided to Management Information Services Corp., who the funds have retained to tabulate the votes. In addition, the funds (except the Equity, Fixed Income, and International Series) have arranged to have votes recorded through the Internet or by telephone. The telephone and Internet voting procedures are designed to authenticate shareholders` identities, to allow shareholders to authorize the voting of their shares in accordance with their instructions, and to confirm that their instructions have been properly recorded.

How can proxies be solicited, and who pays for the costs involved?

Directors/trustees, officers, or employees of the funds, T. Rowe Price or Price International may solicit proxies by mail, in person, or by telephone. In the event that votes are solicited by telephone, shareholders would be called at the telephone number T. Rowe Price has in its records for their accounts, and would be asked for their Social Security number or other identifying information. The shareholders would then be given an opportunity to authorize proxies to vote their shares at the meeting in accordance with their instructions. To ensure that shareholders` instructions have been recorded correctly, confirmation of the instructions is also mailed. A special toll-free number will be available in case the information contained in the confirmation is incorrect.

To ensure that sufficient shares of common stock are represented at the meeting to permit approval of the proposals outlined in the proxy statement, the funds may retain the services of a proxy solicitor to assist them in soliciting proxies for a fee plus reimbursement of out-of-pocket expenses. Securities brokers, custodians, fiduciaries, and other persons holding shares as nominees will be reimbursed, upon request, for their reasonable expenses in sending solicitation materials to the principals of the accounts.

All costs of the shareholder meetings and the proxy solicitation will be paid for by the funds, except for the Index Trust and the Institutional Income, Institutional Equity, Institutional International, International Index, TRP Reserve Investment, Summit, Summit Municipal, and U.S. Bond Index Funds. These funds pay a single fee to T. Rowe Price and, as a result, T. Rowe Price will bear these costs for these funds.

Can I change my vote after I mail my proxy?

Any proxy, including those given via the Internet or by telephone, may be revoked at any time before it is voted by filing a written notice of revocation with the funds, by delivering a properly executed proxy bearing a later date, or by attending the meeting and voting in person.

Are the funds required to hold annual meetings?

Under Maryland and Massachusetts law, the funds are not required to hold annual meetings. The Board of Directors/Trustees of each fund has determined that the funds will take advantage of these Maryland and Massachusetts law provisions to avoid the significant expense associated with holding annual meetings, including legal, accounting, printing, and mailing fees incurred in preparing proxy materials. Accordingly, no annual meetings shall be held in any year in which a meeting is not otherwise required to be held by the 1940 Act unless the

Boards determine otherwise. However, special meetings will be held in accordance with applicable law or when otherwise determined by each fund`s Board.

If a shareholder wishes to present a proposal to be included in a proxy statement for a subsequent shareholder meeting, the proposal must be submitted in writing and received by Patricia B. Lippert, Secretary of the Funds, T. Rowe Price Associates, Inc., 100 East Pratt Street, Baltimore, MD 21202, within a reasonable time before the funds begin to print and mail their proxy materials.

GENERAL INFORMATION ABOUT THE FUNDS

Who are the funds` executive officers?

Table 5 lists the executive officers of the funds and their positions with T. Rowe Price, Price International, and T. Rowe Price Group. Each executive officer has been an officer of T. Rowe Price, Price International, or T. Rowe Price Group and the funds for at least the last five years unless otherwise indicated.

For all funds other than those referred to in the next sentence, the executive officers and directors/trustees of each fund, as a group, beneficially owned, directly or indirectly, less than 1% of any of the fund`s outstanding shares as of December 31, 2005. For the following funds, the executive officers and directors/trustees of each fund, as a group, beneficially owned, directly or indirectly, the following percentages of each such fund`s outstanding shares as of December 31, 2005: Summit Municipal Income Fund (1.17%); Tax-Efficient Balanced Fund (1.28%); Tax-Efficient Growth Fund (2.04%); and Tax-Efficient Multi-Cap Growth Fund (1.90%).

5   Executive Officers of the Funds (continued)
Officer, Year of Birth	Position With Fund	Position With T. Rowe Price	Position With T. Rowe Price Group
Balanced
Richard T. Whitney, 1958a	President	Vice President	Vice President
Blue Chip Growth
Larry J. Puglia, 1960a	President	Vice President	Vice President
California Tax-Free Income Trust
Mary J. Miller, 1955a	President	Director and Vice President	Vice President
Joseph K. Lynagh, 1958	Executive Vice President	Vice President	Vice President
Konstantine B. Mallas, 1963	Executive Vice President	Vice President	Vice President
Capital Appreciation
Stephen W. Boesel, 1944a	President	Vice President	Vice President
Capital Opportunity
William J. Stromberg, 1960a	President	Vice President	Vice President
Corporate Income
David A. Tiberii, 1965a	President	Vice President	Vice President
Mark J. Vaselkiv, 1958a	Executive Vice President	Vice President	Vice President
Developing Technologies
Michael F. Sola, 1969	President	Vice President	Vice President
Jeffrey Rottinghaus, 1970a	Executive Vice President	Vice President	Vice President
Diversified Mid-Cap Growth
Donald J. Peters, 1959	President	Vice President	Vice President
Diversified Small-Cap Growth
Paul W. Wojcik, 1970	President	Vice President	Vice President
Richard T. Whitney, 1958a	Executive Vice President	Vice President	Vice President
Dividend Growth
Thomas J. Huber, 1966	President	Vice President	Vice President
Equity Income
Brian C. Rogers, 1955a	President	Chief Investment Officer, Director, and Vice President	Chief Investment Officer, Director, and Vice President
Equity Series
Brian C. Rogers, 1955a	President	Chief Investment Officer, Director, and Vice President	Chief Investment Officer, Director, and Vice President
E. Frederick Bair, 1969	Executive Vice President	Vice President	None
Brian W. H. Berghuis, 1958a	Executive Vice President	Vice President	Vice President
Kris H. Jenner, 1962	Executive Vice President	Vice President	Vice President
Joseph M. Milano, 1972	Executive Vice President	Vice President	Vice President
Edmund M. Notzon III, 1945a	Executive Vice President	Vice President	Vice President
Larry J. Puglia, 1960a	Executive Vice President	Vice President	Vice President
Financial Services
Michael W. Holton, 1968	President	Vice President	Vice President
Fixed Income Series
Edward A. Wiese, 1959	President	Vice President	Vice President
James M. McDonald, 1949	Executive Vice President	Vice President	Vice President
Global Technology
Robert N. Gensler, 1957b	President	Vice President	Vice President
GNMA
Connice A. Bavely, 1951	President	Vice President	Vice President
Growth & Income
Anna M. Dopkin, 1967	President	Vice President	Vice President
Growth Stock
Robert W. Smith, 1961a	President	Vice President	Vice President
Robert W. Sharps, 1971	Executive Vice President	President	President
Health Sciences
Kris H. Jenner, 1962	President	Vice President	Vice President
High Yield
Mark J. Vaselkiv, 1958a	President	Vice President	Vice President
Index Trust
E. Frederick Bair, 1969	President	Vice President	None
Inflation Protected Bond
Daniel O. Shackelford, 1958	President	Vice President	Vice President
Institutional Equity
Brian C. Rogers, 1955a	President	Chief Investment Officer, Director, and Vice President	Chief Investment Officer, Director, and Vice President
Brian W. H. Berghuis, 1958a	Executive Vice President	Vice President	Vice President
John D. Linehan, 1965b	Executive Vice President	Vice President	Vice President
Gregory A. McCrickard, 1958a	Executive Vice President	Vice President	Vice President
Larry J. Puglia, 1960a	Executive Vice President	Vice President	Vice President
Robert W. Sharps, 1971	Executive Vice President	Vice President	Vice President
Robert W. Smith, 1961a	Executive Vice President	Vice President	Vice President
Institutional Income
Mary J. Miller, 1955a	President	Director and Vice President	Vice President
Brian J.Brennan, 1964a	Executive Vice President	Vice President	Vice President
Mark J. Vaselkiv, 1958a	Executive Vice President	Vice President	Vice President
Institutional International
David J. L. Warren, 1957ab	President	Director and Vice President	Vice President
International
David J. L. Warren, 1957ab	President	Director and Vice President	Vice President
Robert N. Gensler, 1957b	Executive Vice President	Vice President	Vice President
Raymond A. Mills, 1960b	Executive Vice President	Vice President	Vice President
International Equity Index
E. Frederick Bair, 1969	President	Vice President	None
International Series
David J. L. Warren, 1957ab	President	Director and Vice President	Vice President
Media & Telecommunications
Robert N. Gensler, 1957b	President	Vice President	Vice President
P. Robert Bartolo, 1972a	Executive Vice President	Vice President	Vice President
Henry M. Ellenbogen, 1971a	Executive Vice President	Vice President	Vice President
Mid-Cap Growth
Brian W. H. Berghuis, 1958a	President	Vice President	Vice President
John F. Wakeman, 1962	Executive Vice President	Vice President	Vice President
Mid-Cap Value
David J. Wallack, 1960	President	Vice President	Vice President
New America Growth
Joseph M. Milano, 1972	President	Vice President	Vice President
New Era
Charles M. Ober, 1950	President	Vice President	Vice President
New Horizons
John H. Laporte, 1945a	President	Vice President	Vice President
New Income
Daniel O. Shackelford, 1958	President	Vice President	Vice President
Personal Strategy
Edmund M. Notzon III, 1945a	President	Vice President	Vice President
Stephen W. Boesel, 1944a	Executive Vice President	Vice President	Vice President
Larry J. Puglia, 1960a	Executive Vice President	Vice President	Vice President
Prime Reserve
James M. McDonald, 1949	President	Vice President	Vice President
Real Estate
David M. Lee, 1962	President	Vice President	Vice President
TRP Reserve Investment
James M. McDonald, 1949	President	Vice President	Vice President
Retirement
Edmund M. Notzon III, 1945a	President	Vice President	Vice President
Stephen W. Boesel, 1944a	Executive Vice President	Vice President	Vice President
Science & Technology
Michael F. Sola, 1969	President	Vice President	Vice President
Short-Term Bond
Edward A. Wiese, 1959	President	Vice President	Vice President
Small-Cap Stock
Gregory A. McCrickard, 1958a	President	Vice President	Vice President
Small-Cap Value
Preston G. Athey, 1949a	President	Vice President	Vice President
Spectrum
Edmund M. Notzon III, 1945a	President	Vice President	Vice President
Stephen W. Boesel, 1944a	Executive Vice President	Vice President	Vice President
Mary J. Miller, 1955a	Executive Vice President	Director and Vice President	Vice President
David J. L. Warren, 1957ab	Executive Vice President	Director and Vice President	Vice President
State Tax-Free Income Trust
Mary J. Miller, 1955a	President	Director and Vice President	Vice President
Charles B. Hill, 1961	Executive Vice President	Vice President	Vice President
Joseph K. Lynagh, 1958	Executive Vice President	Vice President	Vice President
Konstantine B. Mallas, 1963	Executive Vice President	Vice President	Vice President
Hugh D. McGuirk, 1960	Executive Vice President	Vice President	Vice President
Summit
Edward A. Wiese, 1959	President	Vice President	Vice President
Connice A. Bavely, 1951	Executive Vice President	Vice President	Vice President
James M. McDonald, 1949	Executive Vice President	Vice President	Vice President
Summit Municipal
Mary J. Miller, 1955a	President	Director and Vice President	Vice President
Charles B. Hill, 1961	Executive Vice President	Vice President	Vice President
Joseph K. Lynagh, 1958	Executive Vice President	Vice President	Vice President
Konstantine B. Mallas, 1963	Executive Vice President	Vice President	Vice President
Tax-Efficient
Donald J. Peters, 1959	President	Vice President	Vice President
Hugh D. McGuirk, 1960	Executive Vice President	Vice President	Vice President
Tax-Exempt Money
Joseph K. Lynagh, 1958	President	Vice President	Vice President
Tax-Free High Yield
James M. Murphy, 1967	President	Vice President	Vice President
Tax-Free Income
Mary J. Miller, 1955a	President	Director and Vice President	Vice President
Tax-Free Intermediate Bond
Charles B. Hill, 1961	President	Vice President	Vice President
Tax-Free Short-Intermediate
Charles B. Hill, 1961	President	Vice President	Vice President
U.S. Bond Index
Edmund M. Notzon III, 1945a	President	Vice President	Vice President
Charles M. Shriver, 1967	Executive Vice President	Vice President	None
U.S. Treasury
Mary J. Miller, 1955a	President	Director and Vice President	Vice President
Brian J. Brennan, 1964	Executive Vice President	Vice President	Vice President
James M. McDonald, 1949	Executive Vice President	Vice President	Vice President
Cheryl A. Mickel, 1967	Executive Vice President	Vice President	Vice President
Value
John D. Linehan, 1965b	President	Vice President	Vice President

aPreston G. Athey, Brian W.H. Berghuis, Stephen W. Boesel, John H. Laporte, Gregory A. McCrickard, Mary J. Miller, Edmund M. Notzon III, Larry J. Puglia, Brian C. Rogers, Robert W. Smith, William J. Stromberg, Mark J. Vaselkiv, David J.L. Warren, and Richard T. Whitney have held their positions with T. Rowe Price Group since 2002. David A. Tiberii has held his position with T. Rowe Price Group since 2003. Henry M. Ellenbogen and Jeffrey Rottinghaus have held their positions with T. Rowe Price Group since 2004.

bRobert N. Gensler, John D. Linehan, and Raymond A. Mills are Vice Presidents of Price International David J.L. Warren is Chief Executive Officer, Director, and President of Price International.

What are the shares outstanding for each fund?

Table 6 presents the shares of the capital stock of each fund outstanding as of December 31, 2005.

6  Outstanding Shares of Capital Stock (continued)
T. Rowe Price Fund	Outstanding Shares of Capital Stock
Balanced	127,755,568
Blue Chip Growth	268,260,427
Blue Chip Growth Portfolio	13,717,202
California Tax-Free Bond	26,230,831
California Tax-Free Money	107,760,923
Capital Appreciation	369,035,827
Capital Opportunity	12,823,736
Corporate Income	21,682,060
Developing Technologies	9,556,249
Diversified Mid-Cap Growth	5,295,364
Diversified Small-Cap Growth	6,221,058
Dividend Growth	33,971,463
Emerging Europe & Mediterranean	41,862,756
Emerging Markets Bond	34,755,623
Emerging Markets Stock	60,488,791
Equity Income	786,872,106
Equity Income Portfolio	81,958,856
Equity Index 500	173,519,179
Equity Index 500 Portfolio	1,531,440
European Stock	47,351,972
Extended Equity Market Index	18,760,616
Financial Services	18,643,826
Florida Intermediate Tax-Free	11,160,750
Georgia Tax-Free Bond	9,555,028
Global Stock	9,100,698
Global Technology	19,983,663
GNMA	133,124,558
TRP Government Reserve Investment	807,481,099
Growth & Income	84,430,452
Growth Stock	450,746,577
Health Sciences	59,379,159
Health Sciences Portfolio	942,697
High Yield	585,081,577
Inflation Protected Bond	9,947,536
Institutional Core Plus	3,279,341
Institutional Emerging Markets Equity	5,938,873
Institutional Foreign Equity	14,903,139
Institutional High Yield	33,438,482
Institutional Large-Cap Core Growth	2,775,772
Institutional Large-Cap Growth	14,769,762
Institutional Large-Cap Value	12,493,818
Institutional Mid-Cap Equity Growth	17,798,479
Institutional Small-Cap Stock	31,596,865
International Bond	178,695,061
International Discovery	36,311,315
International Equity Index	13,376,828
International Growth & Income	92,148,819
International Stock	393,113,541
International Stock Portfolio	30,538,563
Japan	40,916,401
Latin America	42,872,836
Limited-Term Bond Portfolio	17,633,631
Maryland Short-Term Tax-Free Bond	33,590,351
Maryland Tax-Free Bond	126,796,749
Maryland Tax-Free Money	153,942,468
Media & Telecommunications	30,828,783
Mid-Cap Growth	293,845,605
Mid-Cap Growth Portfolio	27,749,920
Mid-Cap Value	261,654,587
New America Growth	27,159,331
New America Growth Portfolio	4,641,314
New Asia	121,908,379
New Era	91,558,133
New Horizons	206,415,993
New Income	393,247,974
New Jersey Tax-Free Bond	15,139,774
New York Tax-Free Bond	21,818,222
New York Tax-Free Money	118,550,998
Personal Strategy Balanced	65,865,977
Personal Strategy Balanced Portfolio	7,944,029
Personal Strategy Growth	40,129,948
Personal Strategy Income	32,070,213
Prime Reserve	4,901,646,310
Prime Reserve Portfolio	23,999,771
Real Estate	49,335,891
TRP Reserve Investment	7,808,072,396
Retirement 2005	35,556,198
Retirement 2010	105,710,264
Retirement 2015	82,023,217
Retirement 2020	125,204,227
Retirement 2025	70,808,177
Retirement 2030	75,098,767
Retirement 2035	30,876,283
Retirement 2040	33,004,147
Retirement 2045	2,451,864
Retirement Income	41,733,665
Science & Technology	191,334,059
Short-Term Bond	271,834,489
Small-Cap Stock	226,995,215
Small-Cap Value	144,473,555
Spectrum Growth	156,678,200
Spectrum Income	330,319,915
Spectrum International	13,804,927
Summit Cash Reserves	3,958,990,601
Summit GNMA	8,047,820
Summit Municipal Income	14,494,828
Summit Municipal Intermediate	20,814,452
Summit Municipal Money Market	393,435,719
Tax-Efficient Balanced	2,963,970
Tax-Efficient Growth	7,082,081
Tax-Efficient Multi-Cap Growth	3,033,912
Tax-Exempt Money	1,064,446,263
Tax-Free High Yield	115,712,483
Tax-Free Income	176,134,064
Tax-Free Intermediate Bond	17,163,857
Tax-Free Short-Intermediate	96,121,979
Total Equity Market Index	28,489,829
U.S. Bond Index	16,624,370
U.S. Treasury Intermediate	49,244,825
U.S. Treasury Long-Term	18,901,246
U.S. Treasury Money	885,109,299
Value	152,844,632
Virginia Tax-Free Bond	40,964,320

Who are the principal holders of each fund`s shares?

Table 7 sets forth the persons or entities owning more than 5% of each fund`s outstanding common stock as of December 31, 2005.

7  Record/Beneficial Ownership of Fund Shares (continued)
Fund	Shareholder	# of Shares	%
Balanced	T. Rowe Price Trust Company Baltimore, Maryland 21297	64,133,159	50.19
Blue Chip Growth	Fidelity Investments Covington, Kentucky 41015 Pirateline & Co. Baltimore, Maryland 21202 T. Rowe Price Retirement Plan Services, Inc. Baltimore, Maryland 21297	13,389,532 14,788,303 78,836,569	5.47 6.05 32.24
Blue Chip Growth Fund—Advisor Class	John Hancock Life Insurance Company USA Toronto Ontario Canada M4W1E5 Mercer Trust Co. Norwood, Massachusetts 02062 National Financial Services New York, New York 10281	9,621,406 1,587,130 2,405,381	44.44 7.33 11.11
Blue Chip Growth Fund—R Class	American United Life Indianapolis, Indiana 46206 Massachusetts Mutual Life Insurance Co. Springfield, Massachusetts 01111 Nationwide Trust Company Columbus, Ohio 43218 T. Rowe Price Retirement Plan Services, Inc.	406,452 144,877 318,078 473,020	22.08 7.87 17.28 25.70
Blue Chip Growth Portfolio	C.M. Life Insurance Company Springfield, Massachusetts 01111 Mass Mutual Life Insurance Company Springfield, Massachusetts 01111 NYLIAC Parsippany, New Jersey 07054 Security Benefit Life Insurance Company Topeka, Kansas 66636 Transamerica Life Insurance Company Cedar Rapids, Iowa 52499 Western Reserve Life Assurance Company of Ohio Cedar Rapids, Iowa 52499	1,334,278 4,131,465 862,407 649,599 1,200,418 788,776	14.02 43.41 9.06 6.83 12.61 8.29
Blue Chip Growth Portfolio—II	Lincoln Benefit Life Company Vernon Hills, Illinois 60061 National Life Insurance Co. Montpelier, Vermont 05604 Nationwide Insurance Company Columbus, Ohio 43218	1,851,807 316,811 697,483	44.09 32.67 16.61
California Tax-Free Money	Georgette O`Connor Day Los Angeles, California 90049	8,948,515	8.31
Capital Appreciation	Charles Schwab & Co., Inc. San Francisco, California 94104 National Financial Services T. Rowe Price Trust Company	35,286,627 32,591,714 31,746,888	9.59 8.86 8.63
Capital Appreciation Fund—Advisor Class	National Financial Services	373,940	37.38
Capital Opportunity	Swebak & Co. Rockford, Illinois 61110 McWood & Co. Raleigh, North Carolina 27626	2,546,013 3,308,100	19.92 25.89
Capital Opportunity Fund—Advisor Class	T. Rowe Price Associates, Inc. Baltimore, Maryland 21202	18,849	100.00
Capital Opportunity Fund—R Class	T. Rowe Price Associates, Inc.	18,809	100.00
Corporate Income	Yachtcrew & Co. Baltimore, Maryland 21202	9,610,728	44.34
Developing Technologies	Trustees of T. Rowe Price Baltimore, Maryland 21202	815,072	8.54
Dividend Growth	T. Rowe Price Trust Company	5,516,304	16.25
Emerging Europe & Mediterranean	National Financial Services	9,750,764	23.30
Emerging Markets Bond	Charles Schwab & Co., Inc. National Financial Services Yachtcrew & Co.	2,394,815 2,312,668 7,778,600	6.90 6.66 22.40
Emerging Markets Stock	Charles Schwab & Co., Inc. National Financial Services Pirateline & Co. T. Rowe Price Trust Company	6,539,454 4,833,608 3,648,375 3,873,243	10.81 7.99 6.03 6.41
Equity Income	T. Rowe Price Trust Company	139,830,993	20.28
Equity Income Fund—Advisor Class	Citigroup Global Markets Inc. New York, New York 10001 John Hancock Life Insurance Company USA National Financial Services Prudential Retirement Insurance & Annuity Company Hartford, Connecticut 06103	6,041,497 9,351,101 45,796,374 4,683,969	6.72 10.40 50.94 5.21
Equity Income Fund—R Class	American United Life Nationwide Trust Company Unified Trust Company Lexington, Kentucky 40504 Wachovia Bank Charlotte, North Carolina 28288	865,018 741,838 621,627 1,099,607	11.94 10.24 8.58 15.17
Equity Income Portfolio	American United Life American United Life Mass Mutual Life Insurance Company NYLIAC Pruco Life Newark, New Jersey 07102 Security Benefit Life Insurance Company	4,156,146 10,150,167 6,970,882 14,809,860 6,910,550 3,555,732	6.32 15.43 10.60 22.51 10.51 5.41
Equity Income Portfolio—II	Lincoln Benefit Life Company NYLIAC Nationwide Insurance Company	1,826,974 7,580,468 4,691,410	11.29 46.85 28.99
Equity Index 500	Retirement Portfolio 2010 Baltimore, Maryland 21202 Retirement Portfolio 2020 Baltimore, Maryland 21202 T. Rowe Price Trust Company	11,786,858 10,622,597 34,518,779	6.80 6.12 19.90
Equity Index 500 Portfolio	Security Benefit Life Insurance Company Transamerica Life Insurance Company	675,989 780,606	44.14 50.97
European Stock	Bobstay & Co. Baltimore, Maryland 21202 Charles Schwab & Co., Inc.	2,629,119 4,083,540	5.56 8.63
Extended Equity Market Index	T. Rowe Price Trust Company	4,303,194	22.95
Financial Services	Charles Schwab & Co., Inc.	1,036,158	5.56
Georgia Tax-Free Bond	Charles Schwab & Co., Inc.	590,365	6.18
Global Stock	Charles Schwab & Co., Inc. T. Rowe Price Retirement Plan Services, Inc.	681,971 831,898	7.48 9.12
GNMA	Yachtcrew & Co.	51,764,757	38.92
TRP Government Reserve Investment	Barnaclesail Baltimore, Maryland 21202 Bridgesail & Co. Baltimore, Maryland 21202 Mainbody & Co. Baltimore, Maryland 21202 T. Rowe Price Retirement Plan Services, Inc.	447,556,607 44,655,705 126,304,914 95,392,935	55.20 5.51 15.58 11.76
Growth & Income	T. Rowe Price Trust Company	22,853,899	27.08
Growth Stock	Charles Schwab & Co., Inc. Saxon and Co. Philadelphia, Pennsylvania 19182 T. Rowe Price Trust Company	20,586,655 21,213,960 61,002,068	5.25 5.41 15.55
Growth Stock Fund—Advisor Class	National Financial Services PFPC Brokerage Inc. King of Prussia, Pennsylvania 19406 U.S. Bank Milwaukee, Wisconsin 53201	14,279,628 3,076,167 3,037,475	32.17 6.93 6.84
Growth Stock Fund—R Class	American United Life Nationwide Trust Company Suntrust Bank Englewood, Colorado 80111	1,864,664 1,120,652 1,134,458	13.49 8.11 8.21
Health Sciences	John Hancock Life Insurance Company USA	5,175,062	8.72
Health Sciences Portfolio	First Security Benefit Life and Annuity Company of New York Security Benefit Life Insurance Company	43,815 642,790	6.38 93.62
Health Sciences Portfolio—II	National Life Insurance Co. Principal Life Insurance Co. Des Moines, Iowa 50392	192,855 46,837	75.31 18.29
High Yield	Yachtcrew & Co.	93,033,493	20.36
High Yield Fund—Advisor Class	National Financial Services	118,994,581	93.05
Inflation Protected Bond	T. Rowe Price Retirement Plan Services, Inc.	1,537,017	15.46
Institutional Core Plus	Dewey Ballantine LLP New York, New York 10019 TRP Finance, Inc.	1,712,270 1,567,071	52.21 47.79
Institutional Emerging Markets Equity	SEI Private Trust Co. Oaks, Pennsylvania 19456 State Street Bank & Trust Co. Boston, Massachusetts 02111 The Nemours Foundation Jacksonville, Florida 32246	3,909,028 407,843 516,072	65.82 6.87 8.69
Institutional Foreign Equity	Carey & Co. Columbus, Ohio 43219 Mac & Co. Pittsburgh, Pennsylvania 15230 State Street Bank & Trust Co. Kansas City, Missouri 64105 Strafe & Co. Westerville, Ohio 43086 Vanguard Fiduciary Trust Company Valley Forge, Pennsylvania 19482	1,126,173 1,052,418 2,206,214 1,577,255 2,117,873	7.58 7.08 14.85 10.61 14.25
Institutional High Yield	Bread & Co. Baltimore, Maryland 21202 Ladybug & Co. Baltimore, Maryland 21202 Ladybird & Co. Baltimore, Maryland 21202 National City Cleveland, Ohio 44101 National Financial Services State Street Bank & Trust Co. North Quincy, Massachusetts 02171	7,311,765 3,351,942 2,142,539 2,278,713 6,148,560 1,692,254	21.89 10.03 6.41 6.82 18.41 5.07
Institutional Large-Cap Core Growth	Post & Co. New York, New York 10268 TRP Finance, Inc. Wilmington, Delaware 19801 TRUCOJO St. Joseph, Missouri 64502 The Jewish Foundation of Cincinnati Cincinnati, Ohio 45236	1,577,395 203,198 204,682 790,495	56.83 7.32 7.37 28.48
Institutional Large-Cap Growth	Charles Schwab & Co., Inc. Dewey Ballantine LLP National Merit Scholarship Corporation Evanston, Illinois 60201 Stichting Pensioenfonds Van De Koninklijke Nedlloyd Netherlands SEI Private Trust Co. Oaks, Pennsylvania 19456 The Bank of New York New York, New York 10286 Wave Board & Co. Quincy, Massachusetts 02171	3,395,836 1,699,779 1,118,734 840,128 1,289,771 1,078,743 778,558	22.99 11.51 7.57 5.69 8.73 7.30 5.27
Institutional Large-Cap Value	Carey & Co. Columbus, Ohio 43219 Charles Schwab & Co., Inc. Dewey Ballantine LLP Fidelity Management Boston, Massachusetts 02109 Investors Bank & Trust Purchase, New York 10577 Patterson & Co. Charlotte, North Carolina 28288 Wells Fargo Bank NA Minneapolis, Minnesota 55480	1,919,589 1,833,163 1,351,777 900,908 1,758,836 914,397 1,211,371	15.36 14.67 10.82 7.21 14.08 7.32 9.70
Institutional Mid-Cap Equity Growth	Balsa & Company Dallas, Texas 75254 Bank of New York New York, New York 10286 SEI Private Trust Co. Oaks, Pennsylvania 19456 U.S. Bank	1,094,207 971,169 918,511 892,002	6.15 5.46 5.16 5.01
Institutional Small-Cap Stock	National Financial Services Sigler & Co. Brooklyn, New York 11245 State Street Trust & Banking Company Tokyo, Japan 105-6014	4,618,587 5,783,241 3,193,975	14.62 18.30 10.11
International Bond	Charles Schwab & Co., Inc. National Financial Services Yachtcrew & Co.	20,146,057 9,050,486 45,883,487	11.89 5.34 27.05
International Bond Fund—Advisor Class	Citigroup Global Markets Inc. National Financial Services Smith Barney Corp Trust Company East Brunswick, New Jersey 08816	3,734,861 2,790,995 1,198,893	41.50 31.01 13.32
International Discovery	Fidelity Investments T. Rowe Price Retirement Plan Services, Inc. Vanguard Fiduciary Trust Company	2,488,526 2,480,675 3,188,973	6.85 6.83 8.78
International Equity Index	T. Rowe Price Retirement Plan Services, Inc.	1,274,361	9.53
International Growth & Income	Pirateline & Co. Retirement Portfolio 2010 Retirement Portfolio 2015 Baltimore, Maryland 21202 Retirement Portfolio 2020 Retirement Portfolio 2025 Baltimore, Maryland 21202 Retirement Portfolio 2030 Baltimore, Maryland 21202	14,651,573 5,902,097 3,883,996 8,939,338 3,978,313 6,932,433	20.01 8.06 5.31 12.21 5.43 9.47
International Growth & Income Fund—Advisor Class	U.S. Bank	17,449,180	96.77
International Growth & Income Fund—R Class	American United Life Saxon and Co.	628,988 53,118	73.49 6.21
International Stock	T. Rowe Price Trust Company	62,449,890	16.07
International Stock Fund—Advisor Class	Citigroup Global Markets Inc.	832,142	25.51
International Stock Fund—R Class	American United Life T. Rowe Price Retirement Plan Services, Inc.	54,024 178,656	17.68 58.48
International Stock Portfolio	CUNA Mutual Life Insurance Company Waverly, Iowa 50677 Pruco Life SMA Life Worcester, Massachusetts 01653 Security Benefit Life Insurance Company United of Omaha—Series V Omaha, Nebraska 68175	1,906,452 4,872,143 9,037,735 1,670,973 1,978,749	6.24 15.96 29.60 5.47 6.48
Japan	Charles Schwab & Co., Inc. National Financial Services	4,936,801 3,553,192	12.02 8.65
Latin America	Charles Schwab & Co., Inc.	4,713,347	11.00
Limited-Term Bond Portfolio	American National Group Galveston, Texas 77550 American United Life AUL Individual Variable Indianapolis, Indiana 46206 Paragon Life Insurance Company St. Louis, Missouri 63105-3443 Security Benefit Life Insurance Company Sentry Life Insurance Company Stevens Point, Wisconsin 54481 United of Omaha—Series V	1,232,442 887,947 1,198,184 1,128,990 2,707,246 879,413 4,519,688	7.27 5.24 7.07 6.66 15.97 5.19 26.67
Limited-Term Bond Portfolio—II	Nationwide Trust Company	643,291	93.70
Maryland Short-Term Tax-Free Bond	Charles Schwab & Co., Inc.	2,143,922	6.40
Maryland Tax-Free Money	T. Rowe Price Associates, Inc.	20,000,000	12.79
Media & Telecommunications	Charles Schwab & Co., Inc. T. Rowe Price Trust Company	1,603,834 2,574,190	5.21 8.36
Mid-Cap Growth	Charles Schwab & Co., Inc. T. Rowe Price Trust Company	21,452,354 49,639,874	7.65 17.70
Mid-Cap Growth Fund—Advisor Class	MITRA & Company Milwaukee, Wisconsin 53202 National Financial Services Vanguard Fiduciary Trust Company U.S. Bank Wells Fargo Bank NA	559,387 1,405,869 1,237,727 571,828 525,585	5.83 14.66 12.91 5.96 5.48
Mid-Cap Growth Fund—R Class	ING Life Insurance and Annuity Company Hartford, Connecticut 06156 Nationwide Trust Company ReliaStar Life Insurance Company Hartford, Connecticut 06156 T. Rowe Price Retirement Plan Services, Inc.	608,694 542,906 541,291 195,771	16.20 14.45 14.40 5.21
Mid-Cap Growth Portfolio	C.M. Life Insurance Company MML Baystate Life Insurance Company Springfield, Massachusetts 01111 Mass Mutual Life Insurance Company Security Benefit Life Insurance Company	10,001,494 1,392,891 5,328,757 2,009,014	39.25 5.47 20.91 7.88
Mid-Cap Growth Portfolio—II	JPF Separate Account Concord, New Hampshire 03301 Nationwide Insurance Company	395,075 1,801,424	17.42 79.42
Mid-Cap Value	Charles Schwab & Co., Inc. National Financial Services T. Rowe Price Retirement Plan Services, Inc.	15,366,109 15,726,194 14,686,160	6.66 6.81 6.36
Mid-Cap Value Fund—Advisor Class	National Financial Services U.S. Bank Union Central Life Insurance Company Cincinnati, Ohio 45240	2,685,934 1,395,548 1,090,120	15.27 7.93 6.20
Mid-Cap Value Fund—R Class	American United Life ING Life Insurance and Annuity Company J.P. Morgan Chase Brooklyn, New York 11245 Nationwide Trust Company State Street Bank & Trust Co.	896,564 960,962 904,148 1,850,086 3,314,160	6.91 7.40 6.96 14.25 25.52
New America Growth	T. Rowe Price Trust Company Wilmington Trust Co. Wilmington, Delaware 19899	6,483,988 2,057,991	23.90 7.59
New America Growth Portfolio	Farm Bureau Life Insurance Company West Des Moines, Iowa 50266 Lincoln Benefit Life Company Mony America Variable New York, New York 10104 Nationwide Insurance Company Paragon Life Insurance Company Security Benefit Life Insurance Company United of Omaha—Series V	435,757 252,875 350,996 705,085 258,564 1,400,133 510,396	9.39 5.57 7.56 15.19 5.57 30.17 11.00
New Asia	Charles Schwab & Co., Inc.	11,732,444	9.63
New Era	Charles Schwab & Co., Inc. National Financial Services	9,141,510 5,191,888	9.99 5.67
New Horizons	Pirateline & Co. T. Rowe Price Trust Company	13,248,337 63,224,131	6.42 30.66
New Income	Retirement Portfolio 2010 Retirement Portfolio 2020 T. Rowe Price Trust Company Yachtcrew & Co.	30,830,830 27,908,288 39,275,018 103,922,936	7.86 7.11 10.01 26.49
New Income Fund—Advisor Class	Harvey R. Gross Teaneck, New Jersey 07666 National Financial Services	21,742 92,563	5.22 22.22
New Income Fund—R Class	AMVESCAP National Trust Company Atlanta, Georgia 30348 T. Rowe Price Retirement Plan Services, Inc.	23,778 254,155	5.73 61.22
New York Tax-Free Money	Coleman M. Brandt Grace L. Brandt New York, New York	10,665,228	8.98
Personal Strategy Balanced	T. Rowe Price Trust Company	31,032,853	47.13
Personal Strategy Balanced Portfolio	Farm Bureau Life Insurance Company NYLIAC Paragon Life Insurance Company Security Benefit Life Insurance Company Sentry Life Insurance Company Southern Farm Bureau Life Insurance Company West Des Moines, Iowa 50266 United of Omaha—Series V	1,300,050 423,114 757,126 1,678,992 806,007 487,038 980,812	16.37 5.33 9.53 21.14 10.15 6.13 12.35
Personal Strategy Growth	T. Rowe Price Trust Company	16,198,688	40.36
Personal Strategy Income	T. Rowe Price Trust Company	12,197,154	38.01
Prime Reserve	T. Rowe Price Trust Company	671,801,748	13.70
Prime Reserve Portfolio	First Security Benefit Life and Annuity Company of New York Mony America Variable New York, New York 10019 Security Benefit Life Insurance Company Sentry Life Insurance Company Southern Farm Bureau Life Insurance Company	1,279,494 5,928,784 11,919,856 2,816,777 1,961,571	5.33 24.70 49.67 11.74 8.17
Real Estate	T. Rowe Price Retirement Plan Services, Inc.	4,456,264	9.21
Real Estate Fund—Advisor Class	National Financial Services Union Bank Trust San Diego, California 92186	777,463 53,577	85.33 5.88
TRP Reserve Investment	Covewater & Co. Baltimore, Maryland 21202 Eye & Co. Baltimore, Maryland 21202 Overlap & Co. Baltimore, Maryland 21202 Seamile & Co. Baltimore, Maryland 21202 Taskforce & Co. Baltimore, Maryland 21202 T. Rowe Price Managed GIC Baltimore, Maryland 21202	546,481,695 450,829,175 637,217,524 1,318,481,826 801,223,236 424,167,741	6.99 5.77 8.15 16.86 10.25 5.43
Retirement 2005	T. Rowe Price Retirement Plan Services, Inc.	23,166,358	65.18
Retirement 2010	T. Rowe Price Retirement Plan Services, Inc.	60,331,473	61.50
Retirement 2010 Fund—Advisor Class	Nationwide Trust Company Saxon and Co. Scudder Trust Company Salem, New Hampshire 03079 TRUSTlynx & Company Denver, Colorado 80217 Union Bank Trust Union Central Life Insurance Co. Cincinnati, Ohio 45240 Wells Fargo Bank	288,573 378,109 362,305 192,156 573,665 506,503 251,995	8.15 10.67 10.23 5.42 16.19 14.30 7.11
Retirement 2010 Fund—R Class	State Street Bank & Trust Co. Westwood, Massachusetts 02090 Saxon and Co.	2,515,671 520,172	61.07 12.63
Retirement 2015	T. Rowe Price Retirement Plan Services, Inc.	54,749,136	66.67
Retirement 2020	T. Rowe Price Retirement Plan Services, Inc.	76,864,398	64.94
Retirement 2020 Fund—Advisor Class	Saxon and Co. Union Bank Trust Union Central Life Insurance Co. Wells Fargo Bank	882,395 366,748 946,624 204,201	23.62 9.82 25.34 5.47
Retirement 2020 Fund—R Class	State Street Bank & Trust Co. Saxon and Co. T. Rowe Price Retirement Plan Services, Inc.	754,036 746,961 171,309	23.57 23.35 5.36
Retirement 2025	T. Rowe Price Retirement Plan Services, Inc.	50,474,350	71.26
Retirement 2030	T. Rowe Price Retirement Plan Services, Inc.	47,903,199	67.85
Retirement 2030 Fund—Advisor Class	Saxon and Co. Scudder Trust Company Union Bank Trust Union Central Life Insurance Co. Wilmington Trust Company Cust. Wilmington, Delaware 19899	545,551 256,738 229,986 527,844 114,628	24.98 11.76 10.53 24.17 5.25
Retirement 2030 Fund—R Class	State Street Bank & Trust Co. Saxon and Co. Suntrust Bank	632,691 497,171 322,391	26.95 21.18 13.73
Retirement 2035	T. Rowe Price Retirement Plan Services, Inc.	22,498,928	72.80
Retirement 2040	T. Rowe Price Retirement Plan Services, Inc.	22,210,367	71.38
Retirement 2040 Fund—Advisor Class	Saxon and Co. Union Bank Trust Union Central Life Insurance Co. Wilmington Trust Company Cust.	221,725 60,968 232,533 383,129	19.79 5.44 20.75 34.19
Retirement 2040 Fund—R Class	Saxon and Co. State Street Bank & Trust Suntrust Bank T. Rowe Price Retirement Plan Services, Inc.	144,042 49,401 302,232 40,551	18.42 6.32 38.66 5.19
Retirement 2045 Fund	T. Rowe Price Retirement Plan Services, Inc. Trustees of T. Rowe Price	1,640,826 143,541	66.95 5.86
Retirement Income	T. Rowe Price Retirement Plan Services, Inc.	14,164,279	34.07
Retirement Income Fund—Advisor Class	AIG Federal Savings Bank Custodian Houston, Texas 77019 Belbank & Co. Belvidere, Illinois 61008 Scudder Trust Company Saxon and Co. Union Bank Trust	67,777 47,991 81,323 93,704 230,405	10.40 7.36 12.48 14.38 35.36
Retirement Income Fund—R Class	Fulton Financial Adv. Lancaster, Pennsylvania17604 NFS LLC FEBO Reliance Trust Company Hialeah, Florida 33016 Saxon and Co. State Street Bank & Trust T. Rowe Price Retirement Plan Services, Inc.	20,917 13,487 22,619 15,862 90,917	8.03 5.18 8.69 6.09 34.91
Science & Technology	T. Rowe Price Trust Company	38,387,911	23.29
Science & Technology Fund— Advisor Class	John Hancock Life Insurance Company USA	23,538,276	89.38
Short-Term Bond	Yachtcrew & Co.	41,094,935	15.15
Short-Term Bond Fund—Advisor Class	PFPC Brokerage Inc.	2,133,760	99.65
Small-Cap Stock	Norwest Bank Company Englewood, Colorado 80111 T. Rowe Price Trust Company	11,457,809 34,012,770	5.44 16.14
Small-Cap Stock Fund—Advisor Class	ICMA Retirement Trust Washington, DC 20002 Minnesota Life Saint Paul, Minnesota 55101 Northern Trust Company Vanguard Fiduciary Trust Company	2,144,229 3,163,533 2,262,811 2,151,830	13.46 19.86 14.20 13.51
Small-Cap Value	T. Rowe Price Trust Company	36,112,756	28.26
Small-Cap Value Fund—Advisor Class	ICMA Retirement Trust John Hancock Life Insurance Company USA Merrill Lynch Pierce Fenner & Smith Inc. Jacksonville, Florida 32246 U.S. Bank	3,941,201 5,602,806 1,977,685 1,105,337	23.69 33.68 11.89 6.64
Spectrum Growth	T. Rowe Price Trust Company	27,969,458	17.85
Spectrum Income	T. Rowe Price Trust Company	88,618,447	26.82
Spectrum International	T. Rowe Price Retirement Plan Services, Inc.	1,116,945	8.08
Summit Cash Reserves	T. Rowe Price Trust Company Yachtcrew & Co.	531,242,898 237,134,377	13.39 5.98
Summit Municipal Income	National Financial Services	2,798,509	19.32
Summit Municipal Intermediate	Charles Schwab & Co., Inc. Prudential Investment Management Services Iselin, New Jersey 08830	1,809,605 7,561,330	8.69 36.32
Summit Municipal Money Market	TRP Finance, Inc. T. Rowe Price Associates, Inc. T. Rowe Price Group, Inc. Baltimore, Maryland 21289 T. Rowe Price International, Inc. Baltimore, Maryland 21202	25,302,335 26,714,209 45,182,392 49,773,645	6.45 6.81 11.52 12.69
Tax-Exempt Money	T. Rowe Price Associates, Inc. T. Rowe Price International, Inc.	201,721,673 94,226,248	18.93 8.84
Tax-Free High Yield	Charles Schwab & Co., Inc.	6,042,249	5.23
Tax-Free Income Fund—Advisor Class	National Financial Services	29,081,298	99.45
Tax-Free Short-Intermediate	Charles Schwab & Co., Inc.	8,267,035	8.61
U.S. Bond Index	Alaska College Savings Trust Baltimore, Maryland 21202 T. Rowe Price Retirement Plan Services, Inc.	1,061,269 5,912,946	6.39 35.58
U.S. Treasury Intermediate	T. Rowe Price Trust Company	9,439,034	19.19
U.S. Treasury Long-Term	T. Rowe Price Trust Company Yachtcrew & Co.	2,374,004 6,239,013	12.55 32.99
U.S. Treasury Money	T. Rowe Price Trust Company	153,374,118	17.33
Value	Northern Trust Company Pirateline & Co. Retirement Portfolio 2020 Retirement Portfolio 2030 T. Rowe Price Trust Company	8,058,120 11,113,617 13,462,457 12,276,510 19,280,932	5.75 7.94 9.61 8.77 13.77
Value Fund—Advisor Class	Bost & Company Pittsburgh, Pennsylvania 15230 Citigroup Global Markets Inc. ING Life Insurance and Annuity Company Minnesota Life National Financial Services	843,336 800,438 1,341,339 1,916,378 6,635,695	6.69 6.35 10.64 15.20 52.64

INFORMATION ABOUT INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Price funds for their current fiscal years. Representatives of PricewaterhouseCoopers are expected to be present at the meeting and will be available to make a statement, if they desire to do so, and to respond to appropriate questions which shareholders may wish to address to them.

Table 8 sets forth the audit, audit-related, tax, and all other fees billed to the Price funds by PricewaterhouseCoopers in each of the last two fiscal years. Audit fees are billed for professional services rendered by PricewaterhouseCoopers for the audit of each Price fund`s annual financial statements and for services normally provided in connection with statutory and regulatory filings. Audit-related fees are billed to the Price funds for assurance and related services by PricewaterhouseCoopers that are reasonably related to the performance of the audit of each Price fund`s financial statements. The nature of service comprising these fees is the issuance of a report on internal controls. Tax fees are billed to the Price funds for services rendered by PricewaterhouseCoopers for tax compliance, tax advice, and tax planning. The nature of services comprising these fees includes the review of distribution calculations and the preparation of federal, state, and excise tax returns. All other fees are billed for all other services rendered to the Price funds by PricewaterhouseCoopers. The nature of the service comprising these fees is agreed-upon procedures in conjunction with service contract approvals by the Price funds` Board of Directors/Trustees.

The Audit Committee has considered whether the provisions of the services covered under "Other Fees" is compatible with maintaining the independence of PricewaterhouseCoopers.

8  (continued)
Fund	Audit Fees		Audit Related Fees		Tax Fees		All Other Fees
	Previous Fiscal Year	Current Fiscal Year	Previous Fiscal Year	Current Fiscal Year	Previous Fiscal Year	Current Fiscal Year	Previous Fiscal Year	Current Fiscal Year
Balanced	9,523	10,364	1,316	666	2,583	2,944	—	393
Blue Chip Growth	23,270	24,316	3,018	1,563	6,311	6,907	—	393
Blue Chip Growth Portfolio	8,930	8,740	1,227	562	2,422	2,482	—	394
California Tax-Free Bond	8,359	7,120	715	811	2,330	2,073	124	—
California Tax-Free Money	8,009	6,869	683	784	2,233	2,000	124	—
Capital Appreciation	10,718	16,636	1,544	993	2,906	4,385	—	393
Capital Opportunity	6,897	10,298	968	508	1,871	2,243	—	393
Corporate Income	7,523	6,403	685	797	2,079	1,957	124	306
Developing Technologies	6,500	6,867	909	442	1,763	1,950	—	393
Diversified Mid-Cap Growth	11,778	7,589	725	488	3,194	2,156	—	252
Diversified Small-Cap Growth	6,129	6,605	848	425	1,662	1,876	—	394
Dividend Growth	7,530	8,016	1,050	515	2,042	2,277	—	394
Emerging Europe & Mediterranean	11,228	11,928	1,064	1,016	2,997	3,382	124	369
Emerging Markets Bond	11,457	12,262	1,600	788	3,107	3,483	—	393
Emerging Markets Stock	12,481	14,017	1,211	1,194	5,686	3,974	124	368
Equity Income	28,978	29,989	3,951	1,928	7,858	8,518	—	394
Equity Income Portfolio	11,007	11,356	1,529	730	2,985	3,226	—	394
Equity Index 500	12,316	15,668	1,736	927	3,340	4,096	—	393
Equity Index 500 Portfolio	5,500	6,078	751	391	1,492	1,726	—	394
European Stock	13,785	14,394	1,345	1,221	3,794	4,081	124	368
Extended Equity Market Index	7,127	8,633	1,005	475	1,933	2,097	—	394
Financial Services	7,104	7,519	994	484	1,927	2,136	—	394
Florida Intermediate Tax-Free	8,047	6,882	686	785	2,243	2,004	124	—
Georgia Tax-Free Bond	7,993	6,860	682	781	2,228	1,997	124	—
Global Stock	11,682	11,096	1,094	1,009	5,467	3,146	124	368
Global Technology	6,543	6,937	913	446	2,808	1,970	—	394
GNMA	10,069	7,170	916	939	2,783	2,191	124	307
TRP Government Reserve Investment	9,384	7,641	853	955	2,594	2,335	124	306
Growth & Income	9,700	9,816	1,336	631	2,631	2,789	—	394
Growth Stock	21,264	24,352	2,898	1,566	5,767	6,917	—	394
Health Sciences	8,150	8,846	1,152	569	2,210	2,513	—	393
Health Sciences Portfolio	9,059	8,756	1,245	563	2,457	2,487	—	394
High Yield	12,903	13,755	1,428	1,774	3,630	4,203	124	306
Inflation Protected Bond	7,356	3,739	670	640	2,033	1,143	124	306
Institutional Core Plus	N/A	7,486	N/A	64	N/A	2,288	N/A	165
Institutional Emerging Markets Equity	9,490	9,590	912	732	4,863	2,719	124	368
Institutional Foreign Equity	15,070	13,100	1,410	1,129	6,399	3,714	124	368
Institutional High Yield	8,395	3,861	763	687	2,320	1,180	124	306
Institutional Large-Cap Core Growth	8,254	6,463	860	416	2,238	1,836	—	394
Institutional Large-Cap Growth	6,960	7,260	980	467	1,887	2,062	—	393
Institutional Large-Cap Value	6,252	6,750	871	434	1,695	1,917	—	394
Institutional Mid-Cap Equity Growth	7,433	7,776	1,045	500	2,016	2,209	—	394
Institutional Small-Cap Stock	6,927	7,328	961	471	1,878	2,082	—	394
International Bond	17,744	21,265	2,481	1,367	4,812	6,041	—	394
International Discovery	13,502	15,119	1,317	1,278	5,967	4,287	124	368
International Equity Index	10,003	10,939	965	799	2,753	2,747	124	369
International Growth & Income	16,199	17,354	1,563	1,503	4,458	4,921	124	368
International Stock	28,804	29,735	2,707	2,409	13,781	8,431	124	369
International Stock Portfolio	12,054	13,207	1,703	849	5,521	3,752	—	393
Japan	10.724	10,797	1,049	910	2,951	3,061	124	369
Latin America	11,020	11,537	1,070	966	3,032	3,271	124	369
Limited-Term Bond Portfolio	7,047	8,994	992	501	1,911	2,214	—	394
Maryland Short-Term Tax-Free Bond	8,270	7,082	709	808	2,305	2,062	124	—
Maryland Tax-Free Bond	10,480	8,080	907	919	2,921	2,353	124	—
Maryland Tax-Free Money	7,951	7,048	679	807	2,216	2,052	124	—
Media & Telecommunications	7,812	8,405	1,103	540	2,118	2,388	—	394
Mid-Cap Growth	26,406	29,371	3,602	1,889	7,161	8,343	—	393
Mid-Cap Growth Portfolio	10,164	10,040	1,414	646	2,757	2,852	—	393
Mid-Cap Value	15,810	19,279	2,181	1,240	4,287	5,476	—	393
New America Growth	7,952	8,260	1,103	531	2,156	2,346	—	394
New America Growth Portfolio	6,765	7,089	948	456	1,835	2,013	—	393
New Asia	13,149	15,107	1,319	1,248	5,871	4,283	124	368
New Era	8,564	10,573	1,207	680	2,322	3,003	—	393
New Horizons	12,790	14,913	1,801	959	3,468	4,236	—	393
New Income	16,881	16,580	1,536	1,916	4,665	5,067	124	307
New Jersey Tax-Free Bond	8,115	6,948	692	793	2,262	2,023	124	—
New York Tax-Free Bond	8,288	7,067	707	807	2,311	2,058	124	—
New York Tax-Free Money	8,028	6,887	685	785	2,238	2,005	124	—
Personal Strategy Balanced	7,945	8,421	796	954	2,214	2,332	124	307
Personal Strategy Balanced Portfolio	6,824	7,163	956	461	1,851	2,035	—	393
Personal Strategy Growth	7,349	7,859	742	891	2,049	2,176	124	306
Personal Strategy Income	7,120	7,513	721	853	1,986	2,076	124	307
Prime Reserve	18,092	11,607	1,647	1,590	5,000	3,547	124	306
Prime Reserve Portfolio	6,948	7,330	977	471	1,884	2,082	—	394
Real Estate	6,382	8,931	890	497	1,731	2,196	—	394
TRP Reserve Investment	14,037	13,696	1,278	1,742	3,879	4,185	124	307
Retirement 2005	5,186	4,003	—	134	1,314	1,223	—	165
Retirement 2010	10,774	4,849	434	720	2,730	1,482	124	307
Retirement 2015	5,186	4,011	—	134	1,314	1,226	—	165
Retirement 2020	10,774	4,897	434	726	2,730	1,496	124	307
Retirement 2025	5,186	4,008	—	134	1,314	1,225	—	165
Retirement 2030	10,774	4,614	434	690	2,730	1,410	124	307
Retirement 2035	5,186	3,620	—	131	1,314	1,106	—	165
Retirement 2040	10,774	4,418	434	664	2,730	1,350	124	307
Retirement 2045(a)	—	—	—	—	—	—	—	—
Retirement Income	10,774	4,571	434	683	2,730	1,397	124	307
Science & Technology	15,929	15,233	2,190	979	6,440	4,327	—	393
Short-Term Bond	9,296	8,460	847	1,065	2,569	2,585	124	307
Small-Cap Stock	16,969	18,399	2,322	1,183	4,602	5,226	—	394
Small-Cap Value	13,744	15,666	1,914	1,007	3,727	4,450	—	393
Spectrum Growth	6,323	6,458	996	415	1,715	1,834	—	394
Spectrum Income	6,953	7,934	1,147	510	1,885	2,254	—	394
Spectrum International	4,406	2,928	672	188	1,195	832	—	393
Summit Cash Reserves	12,169	12,489	1,191	1,025	3,349	3,541	124	369
Summit GNMA	7,157	7,123	690	614	1,970	2,020	124	368
Summit Municipal Income	7,331	7,471	711	656	2,018	2,118	124	368
Summit Municipal Intermediate	7,382	7,596	718	665	2,032	2,154	124	369
Summit Municipal Money Market	7,738	8,248	760	713	2,129	2,339	124	369
Tax-Efficient Balanced	7,517	6,343	674	721	2,096	1,847	124	—
Tax-Efficient Growth	7,674	6,552	679	743	2,139	1,907	124	—
Tax-Efficient Multi-Cap Growth	7,781	6,968	670	795	2,169	2,029	124	—
Tax-Exempt Money	8,348	6,306	788	718	2,327	1,836	124	—
Tax-Free High Yield	10,062	7,760	865	889	2,805	2,259	124	—
Tax-Free Income	13,110	12,155	1,174	1,386	3,655	3,539	124	—
Tax-Free Intermediate Bond	8,145	6,978	697	796	2,271	2,031	124	—
Tax-Free Short-Intermediate	8,934	7,404	769	847	2,490	2,155	124	—
Total Equity Market Index	7,336	7,790	1,033	501	1,990	2,213	—	393
U.S. Bond Index	7,741	9,058	730	695	2,067	2,214	124	368
U.S. Treasury Intermediate	8,138	7,088	740	880	2,249	2,166	124	306
U.S. Treasury Long-Term	7,892	6,884	718	854	2,181	2,104	124	307
U.S. Treasury Money	9,419	7,339	859	940	2,603	2,243	124	306
Value	11,123	12,486	1,537	803	3,016	3,547	—	394
Virginia Tax-Free Bond	8,624	7,266	739	830	2,404	2,116	124	—

(a)The fund began operations on May 31, 2005, the last day of its fiscal year.